EXHIBIT 2
================================================================================


                                SUBSCRIPTION AND
                            STOCK PURCHASE AGREEMENT


                           Dated as of March 31, 1998


                                  By and Among


                           PRECISION AUTO CARE, INC.
                             a Virginia corporation
                                    ("PAC")


                PRECISION AUTO CARE MEXICO I, S.de R.L. de C.V.
                                 ("PAC Mexico")
                      (PAC and PAC Mexico are collectively
                       referred to as the "PAC Parties")


                                      and


                 PROMOTORA de FRANQUICIAS PRAXIS, S.A. de C.V.,
                             a Mexican corporation
                                    ("PFP")


                                      and


                      EACH OF PFP'S STOCKHOLDERS NAMED AS
                      SUCH IN SCHEDULE I TO THIS AGREEMENT
                            (the "PFP Stockholders")



--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                   ARTICLE I

                                THE TRANSACTIONS


         Section 1.1                Transactions to occur Prior to Closing...  2
                                    --------------------------------------
         Section 1.2                Transactions to occur at Closing.........  2
                                    --------------------------------
         Section 1.3                Transactions to occur immediately
                                    ---------------------------------
                                    following Closing........................  3
                                    -----------------
         Section 1.4                Share Holdback...........................  4
                                    --------------

                                   ARTICLE II

                      ADDITIONAL CONSIDERATION PROVISIONS


         Section 2.1                Consideration to be Paid Post-Closing....  4
                                    -------------------------------------
         Section 2.2                Transfer Taxes and Costs.................  5
                                    ------------------------

                                  ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF PFP
                            AND THE PFP STOCKHOLDERS

         Section 3.1                Organization and Standing................  6
                                    -------------------------
         Section 3.2                Capitalization...........................  6
                                    --------------
         Section 3.3                Ownership of Shares......................  7
                                    -------------------
         Section 3.4                Affiliates; Investments..................  8
                                    -----------------------
         Section 3.5                Execution and Effect of Agreement........  8
                                    ---------------------------------
         Section 3.6                Restrictions.............................  9
                                    ------------
         Section 3.7                Consents.................................  9
                                    --------
         Section 3.8                Financial Statements.....................  9
                                    --------------------
         Section 3.9                Debt..................................... 11
                                    ----
         Section 3.10               Guarantees............................... 12
                                    ----------
         Section 3.11               No Undisclosed Liabilities............... 12
                                    --------------------------
         Section 3.12               Litigation............................... 12
                                    ----------
         Section 3.13               Properties; Absence of Encumbrances...... 13
                                    -----------------------------------
         Section 3.14               Intellectual Property.................... 13
                                    ---------------------
         Section 3.15               Material Contracts....................... 14
                                    ------------------
         Section 3.16               Employee Benefits and Employment
                                    --------------------------------
                                    Matters.................................. 15
                                    -------
         Section 3.17               Tax Matters.............................. 17
                                    -----------
         Section 3.18               Environmental Matters.................... 20
                                    ---------------------
         Section 3.19               Franchise Matters........................ 20
                                    -----------------
         Section 3.20               Banks; Powers of Attorney................ 21
                                    -------------------------
         Section 3.21               Compliance With Laws..................... 21
                                    --------------------
         Section 3.22               Licenses and Permits..................... 21
                                    --------------------
         Section 3.23               Insurance................................ 22
                                    ---------
         Section 3.24               Claims of PFP Stockholders, Directors,
                                    --------------------------------------
                                    Officers, Etc............................ 22
                                    -------------

         Section 3.25               Extraordinary Transactions............... 23
                                    --------------------------
         Section 3.26               Assets................................... 23
                                    ------
         Section 3.27               Corporate Records........................ 24
                                    -----------------
         Section 3.28               Related Party Transactions............... 24
                                    --------------------------
         Section 3.29               Broker and Finder Fees................... 25
                                    ----------------------
         Section 3.30               Adequate Disclosure...................... 25
                                    -------------------
         Section 3.31               No Adverse Change or Conditions.......... 25
                                    -------------------------------
         Section 3.32               Relationships with Customers and
                                    --------------------------------
                                    Suppliers................................ 25
                                    ---------
         Section 3.33               Product Liability........................ 25
                                    -----------------
         Section 3.34               Change in Control........................ 26
                                    -----------------
         Section 3.35               Investment Representations............... 26
                                    --------------------------

                                   ARTICLE IV

               REPRESENTATIONS AND WARRANTIES OF THE PAC PARTIES

         Section 4.1                Organization and Good Standing........... 27
                                    ------------------------------
         Section 4.2                Execution and Effect of Agreement........ 27
                                    ---------------------------------
         Section 4.3                Validity of Shares....................... 27
                                    ------------------
         Section 4.4                Restrictions............................. 27
                                    ------------
         Section 4.5                No Consents.............................. 28
                                    -----------
         Section 4.6                No Brokers............................... 28
                                    ----------

                                   ARTICLE V

                            [INTENTIONALLY OMITTED]



                                   ARTICLE VI

                  CONDITIONS TO THE OBLIGATIONS OF THE PARTIES

         Section 6.1                Conditions to the Obligations of the PAC
                                    ----------------------------------------
                                    Parties.................................. 28
                                    -------
         Section 6.2                Conditions to the Obligations of PFP and
                                    ----------------------------------------
                                    the PFP Stockholders..................... 30
                                    --------------------

                                  ARTICLE VII

                                    CLOSING

         Section 7.1                Closing.................................. 32
                                    -------
         Section 7.2                Documents to be Delivered at Closing by
                                    ---------------------------------------
                                    PFP and the PFP Stockholders............. 32

         Section 7.3                Documents to be Delivered by the PAC
                                    ------------------------------------
                                    Parties.................................. 32
                                    -------

                                  ARTICLE VIII

                 OTHER COVENANTS AND AGREEMENTS OF THE PARTIES

         Section 8.1                Referral of Customers and Suppliers...... 32
                                    -----------------------------------
         Section 8.2                Waiver of Claims by the PFP
                                    ---------------------------
                                    Stockholders............................. 33
                                    ------------
         Section 8.3                Use of Certain Trademarks and
                                    -----------------------------
                                    Tradenames............................... 33
                                    ----------
         Section 8.4                Post-Closing Financial Statements........ 33
                                    ---------------------------------
         Section 8.5                [Intentionally Blank].................... 34
                                    ---------------------
         Section 8.6                Confidentiality.......................... 34
                                    ---------------
         Section 8.7                Cooperation.............................. 35
                                    -----------
         Section 8.8                Tax Returns.............................. 35
                                    -----------
         Section 8.9                PAC Board Seat........................... 38
                                    --------------

                                   ARTICLE IX

                            [INTENTIONALLY OMITTED]


                                   ARTICLE X

          INDEMNIFICATION AND SURVIVAL OF REPRESENTATIONS, WARRANTIES
                            COVENANTS AND AGREEMENTS

         Section 10.1               Indemnification.......................... 38
                                    ---------------
         Section 10.2               Third Party Claims....................... 40
                                    ------------------
         Section 10.3               Tax Indemnification...................... 41
                                    -------------------
         Section 10.4               Limitation on Indemnity Obligation....... 42
                                    ----------------------------------
         Section 10.5               Set-Off Rights of the PAC Parties; Manner
                                    -----------------------------------------
                                    of Payment of Claims by the PFP
                                    -------------------------------
                                    Stockholders or the PAC Parties.......... 43
                                    -------------------------------
         Section 10.6               Survival of Representations, Warranties,
                                    ----------------------------------------
                                    Covenants and Agreements................. 44
                                    ------------------------
         Section 10.7               Unlimited Indemnification relating to
                                    -------------------------------------
                                    certain Tax and Contingent Liabilities of
                                    -----------------------------------------
                                    the Praxis Companies..................... 45
                                    --------------------

                                   ARTICLE XI

                                 MISCELLANEOUS

         Section 11.1               Expenses................................. 46
                                    --------
         Section 11.2               Entire Agreement......................... 46
                                    ----------------
         Section 11.3               Amendment and Waiver..................... 46
                                    --------------------
         Section 11.4               Binding Agreement and Successors......... 46
                                    --------------------------------
         Section 11.5               Assignment............................... 46
                                    ----------
         Section 11.6               No Third Party Beneficiaries............. 46
                                    ----------------------------
         Section 11.7               Notices.................................. 47
                                    -------
         Section 11.8               Further Assurances....................... 48
                                    ------------------
         Section 11.9               Article and Section Headings............. 48
                                    ----------------------------
         Section 11.10              Governing Law; Consent to Jurisdiction... 48
                                    --------------------------------------
         Section 11.11              Certain Definitions...................... 48
                                    -------------------
         Section 11.12              Construction............................. 53
                                    ------------
         Section 11.13              Counterparts............................. 53
                                    ------------
         Section 11.14              Time of the Essence...................... 54
                                    -------------------

         Section 11.15              PFP Representative....................... 54
                                    ------------------
         Section 11.16              PFP's Knowledge.......................... 54
                                    ---------------
         Section 11.17              Judgment Currency........................ 54
                                    -----------------
         Section 11.18              Execution of Agreement as of Closing
                                    ------------------------------------
                                    Date..................................... 55
                                    ----

                                   SCHEDULES

Schedule I                 PFP Stockholders
Schedule II                Ownership of Shares in each of the Praxis Companies
Schedule 1.1               List of Retained Praxis Companies
Schedule 3.6               Restrictions
Schedule 3.8(b)            Affiliate Transactions and Relationships
Schedule 3.8(c)            Accounts Receivable
Schedule 3.8(d)            Accounts Payable
Schedule 3.8(e)            Inventory
Schedule 3.10              Guarantees
Schedule 3.12              Litigation
Schedule 3.13              Properties; Absence of Encumbrances
Schedule 3.14              Intellectual Property
Schedule 3.15              Material Contracts; Breaches or Defaults
Schedule 3.16(g)           Collective Bargaining Agreements
Schedule 3.16(j)           Employees
Schedule 3.16(k)           Officers and Directors
Schedule 3.17(g)           Jurisdictions of Tax Filings
Schedule 3.17(h)           Tax Elections and Special Tax Status
Schedule 3.17(i)           Tax Basis and Tax Attributes
Schedule 3.18              Environmental Matters
Schedule 3.19              Franchise Matters
Schedule 3.20              Banks; Powers of Attorney
Schedule 3.23              Insurance
Schedule 3.32              Relationships with Customers and Suppliers
Schedule 3.35(a)           PAC Disclosure Materials
Schedule 3.35(b)           Restrictive Stock Legend re Securities Laws

                                    EXHIBITS


Exhibit A                  Form of Escrow Agreement by and between PAC and the
                           PFP Stockholders
Exhibit B                  Financial Statements of the Praxis Companies
Exhibit C                  Form of Agreement Not to Compete by each of the PFP
                           Stockholders in favor of PAC
Exhibit D                  Form of Registration Rights Agreement by and between
                           PAC and the PFP Stockholders
Exhibit E                  Form of Opinion of Counsel to PFP and the PFP
                           Stockholders
Exhibit F                  Form of Retained Company Promissory Note
Exhibit G                  Form of PFP Promissory Note
Exhibit H                  Form of PFP Stockholder Promissory Note II
Exhibit I                  List of Closing Documents
Exhibit J                  Form of Franchise Agreement

                   SUBSCRIPTION AND STOCK PURCHASE AGREEMENT


         THIS SUBSCRIPTION AND STOCK PURCHASE AGREEMENT (the "Agreement") is made as of the 31st day of March 1998, by and among PRECISION AUTO CARE, INC., a Virginia corporation ("PAC"), PRECISION AUTO CARE MEXICO I, S.de R.L. de C.V., a Mexican limited liability corporation with variable capital (sociedad de responsabilidad limitada de capital variable) all but one share in which is owned by PAC ("PAC Mexico") (PAC and PAC Mexico are sometimes collectively hereinafter referred to as the "PAC Parties"), PROMOTORA de FRANQUICIAS PRAXIS S.A. de C.V., a Mexican corporation ("PFP"), and EACH OF THE PFP STOCKHOLDERS NAMED AS SUCH IN SCHEDULE I TO THIS AGREEMENT. The PFP Stockholders are sometimes referred to herein collectively as the "PFP Stockholders". This Agreement concerns the issuance by PFP to the PAC Parties of shares of capital stock in PFP and, immediately thereafter, the redemption of PFP's shares owned by the PFP Stockholders, thereby effecting the recapitalization of PFP resulting in the transfer to the PAC Parties of ownership in PFP which owns the capital stock in the following companies, which are sometimes hereinafter referred to, collectively with PFP, as the "Praxis Companies": (a) Praxis Afinaciones, S.A. de C.V., a Mexican corporation ("Praxis Mexican Holding Co."), and its wholly-owned Affiliates (i) Sixar Afinaciones, S.A. de C.V., a Mexican corporation ("Praxis- Monterrey") (ii) Premier Accesorios, S.A. de C.V., a Mexican corporation ("Praxis-Mexico City"), (iii) Sixar Guadalajara, S.A. de C.V., a Mexican corporation ("Praxis-Guadalajara"), and (iv) Sixar Occidente, S.A. de C.V., a Mexican corporation ("Praxis-Guadalajara II"); (b) Praxis AutoPartes, S.A. de C.V., a Mexican corporation ("Praxis AutoPartes"); and (c) Praxis Afinaciones Puerto Rico, Inc., a Puerto Rican corporation ("Praxis Puerto Rican Holding Co."), and its wholly-owned Affiliate, Sixar Afinaciones Puerto Rico, Inc., a Puerto Rican corporation ("Praxis-Puerto Rico").

         Certain capitalized terms used herein without definition shall have the meanings given to such terms in Section 11.11 hereof.

                              W I T N E S S E T H:

         WHEREAS, the PFP Stockholders own all of the issued and outstanding shares of the capital stock of PFP; and

         WHEREAS, PFP owns (a) all but one of the issued and outstanding shares of capital stock in Praxis Mexican Holding Co., which in turn owns all but one of the issued and outstanding shares of capital stock in each of Praxis-Monterrey, Praxis-Mexico City, Praxis-Guadalajara and Praxis-Guadalajara II, (b) 85% of the issued and outstanding shares of capital stock in Praxis Auto Partes, the other 15% of which is already owned by a wholly-owned Affiliate of PAC, and (c) 100% of the issued and outstanding shares of capital stock in Praxis Puerto Rican Holding Co., which in turn owns 100% of the issued and outstanding shares of capital stock in Praxis- Puerto Rico; and

         WHEREAS, in consideration of the mutual agreements of the parties as set forth herein, PAC, PAC Mexico and PFP deem it in the best interests of their respective stockholders that the parties engage in the transactions contemplated by this Agreement upon the terms and subject to the conditions of this Agreement.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements of the parties contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:


                                   ARTICLE I

                                THE TRANSACTIONS


         Section 1.1 Transactions to occur Prior to Closing. Prior to Closing, PFP will sell all of the issued and outstanding shares of capital stock owned by it in any Person other than the Praxis Companies (collectively, the "Retained Praxis Companies") to Praxis Accesorios, S.A. de C.V., a Mexican corporation which is one of the Retained Praxis Companies ("Praxis Accesorios"), and PFP will sell all of the issued and outstanding Shares of Praxis Accesorios to the PFP Stockholders. The sale of the Retained Praxis Companies shall be evidenced and secured by a series of promissory notes in substantially the form attached hereto as Exhibit F and made a part hereof (collectively, the "Retain Company Promissory Notes").

         Section 1.2 Transactions to occur at Closing. At Closing, the following transactions shall occur in the following order; provided, however, that none of such transactions shall be effective until all of the transactions outlined below, together with the transactions outlined in Section 1.3 of this Agreement, have occurred:

                           (a)      PAC Mexico shall sell to PFP 619,265 shares
(the "PAC Share Consideration") of common stock in PAC ("PAC Common Shares") for a price equal to the fair market value per share of PAC Common Shares, which valuation shall be determined on the basis of the closing price per share quoted on the NASDAQ National Market System for the second business day preceding the Closing. The purchase price for the PAC Share Consideration shall be evidenced and secured by a promissory note executed by PFP in favor of PAC Mexico in substantially the form attached hereto as Exhibit G and made a part hereof (the "PFP Promissory Note").

                           (b) PFP will then sell the PAC Share Consideration to
the PFP Stockholders for the same purchase price and on the same terms and conditions as the PAC Share Consideration was purchased by PFP from PAC Mexico. The purchase price for the PAC Share Consideration shall be evidenced and secured by a promissory note executed, jointly and severally, and delivered by PFP Stockholders in favor of PFP in substantially the form attached hereto as Exhibit H and made a part hereof (the "PFP Stockholders Promissory Note").

                           (c)      PAC Mexico will  subscribe  and pay for
authorized and newly issued shares of capital stock in PFP which, after they are issued, shall represent 26.56% of all authorized and issued shares of PFP (the "PFP Share Consideration"). The purchase price for PFP Share Consideration shall be (i) PAC Mexico's contribution of the PFP Promissory Note and (ii) PAC Mexico's payment of U.S. $3,770,365 to PFP in cash. Simultaneously with the payment of the purchase price by PAC Mexico, PFP will deliver PFP Share Consideration to PAC Mexico.

                           (d) For no additional consideration, PFP will cause
Juan Antonio Andrade Rosado to transfer and deliver to PAC Mexican Holding Company LLC, a Virginia limited liability company which is wholly owned by PAC ("PAC VA. LLC") his one share of issued and outstanding stock in Praxis Mexican Holding Co., and PFP will cause Mauricio Zambrano Villarreal to transfer and deliver to PAC VA LLC his one share of issued and outstanding stock in each of Praxis-Monterrey, Praxis-Mexico City, Praxis-Guadalajara and Praxis-Guadalajara II (such shares to be transferred by Srs. Andrade and Zambrano to PAC VA LLC being sometimes hereinafter referred to collectively as the "Transferred Praxis Stock").

         Section 1.3 Transactions to occur immediately following Closing. Immediately following the Closing and on the same date as Closing, the following transactions shall occur; provided, however, that none of the transactions described in this Section 1.3 or in Section 1.2 of this Agreement shall be effective until all of the transactions outlined below have occurred:

                           (a)      The PFP Promissory Note will be cancelled by
PFP.

                           (b) PFP will redeem and cancel all shares of issued
and outstanding capital stock owned by the PFP's Stockholders in PFP for a redemption price equal to the contribution of the Retained Company Promissory Notes and the PFP Stockholder Promissory Note and the payment of U.S. $3,770,365 in cash, U.S. $3,482,865 of which shall be deemed to have been paid in full satisfaction of outstanding indebtedness owed by PFP to Desarrollo Integrado, S.A. de C.V., one of the PFP Stockholders.

                           (c) PAC Mexico will transfer one share of issued and
outstanding capital stock of PFP then owned by it to PAC VA LLC.

                           (d)      The Retained  Company  Promissory  Notes and
the PFP  Stockholders'  Promissory Note will be cancelled by the PFP
Stockholders.

                           (e) The PFP Stockholders or their designee shall
purchase from PAC a total of ten to-be-identified franchises in Mexico or Puerto Rico for a combined initial franchise fee of U.S. $250,000. PFP Stockholders shall be responsible for making additional royalty and other payments in respect of the franchises in accordance with the terms of the form of franchise agreement attached hereto as Exhibit J.

         Section 1.4 Share Holdback. Notwithstanding the transactions described in the foregoing Section 1.2, at the Closing, the PFP Stockholders shall deliver PAC Common Shares representing ten percent (10%) of the PAC Share Consideration (the "PAC Share Holdback") to First Union National Bank, as escrow agent for the benefit of the PAC Parties and the PFP Stockholders (the "Escrow Agent"). The Share Holdback shall be administered and disbursed by the Escrow Agent as provided for herein and in an escrow agreement in the form of the Escrow Agreement attached hereto as Exhibit A (the "Escrow Agreement"). Notwithstanding the delivery of the PAC Share Holdback to the Escrow Agent, that portion of the PAC Share Consideration represented by the PAC Share Holdback shall be deemed to have been issued to the PFP Stockholders in equal ratable shares and shall be treated by the parties as having been so issued for all purposes, subject only to the terms of the Escrow Agreement.


                                   ARTICLE II

                      ADDITIONAL CONSIDERATION PROVISIONS



         Section 2.1 Consideration to be Paid Post-Closing. In consideration for the Agreements Not to Compete to be delivered by each of the PFP Stockholders to PAC pursuant to Section 6.1(i) hereof, on each of September 30, 1999, September 30, 2000 and September 30, 2001, the PAC Parties shall pay to Praxis Accesorios or in equal shares to each of the PFP Stockholders, as designated by PFP's Representative, an amount of Mexican Pesos equal to 25% of the excess in the actual combined EBITDA of the Praxis Companies over the assumed level of combined EBITDA of the Praxis Companies for each of the twelve month periods ended June 30, 1999, 2000 and 2001, as set forth below:

                           Tweleve Month Period      Assumed Level of
                              ended June 30          Combined EBITDA
                                    -------          ---------------
                                  1999               U.S. $1,793,296
                                  2000               U.S. $2,246,038
                                  2001               U.S. $2,918,878

At the end of each fiscal year for which the actual Combined EBITDA of the Praxis Companies is to be calculated, the PAC Parties' independent accounting firm will convert all amounts expressed in Mexican Pesos into United States Dollars in accordance with FASB Statement No. 52, for purposes of determining whether the thresholds above have been satisfied.

For purposes of this Section 2.1, EBITDA shall mean, with respect to the Praxis Companies on a consolidated basis as of the last day of the applicable fiscal year, Consolidated Net Income plus the sum of interest, taxes, depreciation, amortization and other noncash expenses or charges reducing income for such period (to the extent taken into account in the calculation of Consolidated Net Income for such period) minus noncash credits increasing Consolidated Net Income for such period (to the extent taken into account in the calculation of Consolidated Net Income for such period); all as determined in accordance with GAAP. "Consolidated Net Income" shall mean, for any fiscal period, the net income or loss of the Praxis Companies, applied to the Praxis Companies on a consolidated basis, but excluding as income (A) gains on the sale, conversion or other disposition of capital assets, (B) gains on the acquisition, retirement, sale or other disposition of stock or securities of any of the Praxis Companies,
(C) any write-up of any asset, or (D) any other gains or credits of an extraordinary nature; all as determined in accordance with GAAP.

         Section 2.2 Transfer Taxes and Costs. All Taxes, stamp duties, notarial, registration and recording fees and similar charges resulting from or relating to PFP Share Consideration or the Transferred Praxis Stock pursuant to the terms of this Agreement shall be borne and paid for one-half (1/2) by PFP and one-half (1/2) by the PAC Parties, except for Income Taxes and Taxes on, relating to or measured by income or gains, which shall be borne and paid for solely by the PFP Stockholders.


                                  ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF PFP
                            AND THE PFP STOCKHOLDERS


         In order to induce the PAC Parties to enter into this Agreement, and to consummate the transactions contemplated hereby, each of PFP and the PFP Stockholders, jointly and severally, hereby make the following representations and warranties to the PAC Parties:

         Section 3.1 Organization and Standing. PFP and each of Praxis Mexican Holding Co., Praxis Monterrey, Praxis-Mexico City, Praxis-Guadalajara, Praxis-Guadalajara II and Praxis AutoPartes (PFP, Praxis Mexican Holding Co., Praxis Monterrey, Praxis-Mexico City, Praxis-Guadalajara, Praxis-Guadalajara II and Praxis AutoPartes being hereinafter sometimes collectively referred to as the "Mexican Praxis Companies") and Desarrollo Integrado, S.A. de C.V., a Mexican corporation and one of the PFP Stockholders ("DISA") is a corporation duly organized, validly existing and in good standing under the laws of the United Mexican States. Each of Praxis Puerto Rico Holding Co. and Praxis-Puerto Rico (Praxis Puerto Rico Holding Co. and Praxis-Puerto Rico being hereinafter sometimes collectively referred to as the "Puerto Rican Praxis Companies") is a corporation duly organized and validly existing under the laws of the United States Commonwealth of Puerto Rico. Praxis-Puerto Rico is in good standing in Puerto Rico; however, Praxis Puerto Rico Holding co. is not currently in good standing because it failed to make a required information filing, which will be made on or immediately following Closing Date. PFP and each of the Praxis Companies has full power and authority to own, operate and lease its properties, and to conduct its business as it is now being conducted, and is qualified to transact business as a foreign corporation in each jurisdiction in which the operation of its business or the ownership of its properties requires such qualification. PFP has delivered to the PAC Parties complete and correct copies of the constitutional, organizational and operational documents of PFP and each of the Praxis Companies, none of which have been amended or repealed since delivery to the PAC Parties, and each of which is in full force and effect in the form delivered to the PAC Parties.

         Section 3.2       Capitalization.

                           (a)      Authorized Capital;  Outstanding Shares.
Immediately prior to the Closing, the issued and outstanding capital stock of PFP consisted solely of 8,998 shares of Series A common stock and 3,861,000 shares of Series B common stock, which collectively constitute a single class of common stock, each share of which has a par value of One Mexican Peso and all of which shares are owned and held (and as of Closing will be owned and held) by the PFP Stockholders as set forth in Schedule I to this Agreement. PFP Share Consideration has been duly authorized to be issued to PAC Mexico in accordance with Section 1.2 hereof. The total authorized capital stock of PFP is stated in
Schedule II. The capital stock of each of the Praxis Companies consists solely of the number of authorized, issued and outstanding shares which have a par value and are owned and held (and as of Closing will be owned and held) by the persons identified in Schedule II of this Agreement.

         Each of the shares of the capital stock of each of the Praxis Companies which has been issued and is outstanding as of the date hereof has been duly authorized and validly issued and is fully paid and non-assessable. None of the shares of the issued and outstanding capital stock of any of the Praxis Companies has been issued in violation of shareholder preemptive rights, and each of such shares has been offered, issued, sold and delivered by the relevant Praxis Company in compliance with all registration or qualification requirements (or applicable exemptions therefrom) of all applicable federal and state securities laws. None of the Praxis Companies have issued or outstanding equity securities, debt securities or other instruments which are convertible at any time into equity securities of any of the Praxis Companies. Immediately following the transactions described in Article I of this Agreement, PAC Mexico will own all but one issued and outstanding share of capital stock in PFP, and the remaining issued and outstanding share of capital stock in PFP will be owned by PAC VA. LLC.

                           (b)      No  Obligations  to Issue Shares.  None of
the Praxis Companies are subject to any commitment or obligation which would require the issuance or sale of shares of its capital stock at any time under options, subscriptions, warrants, rights, calls, convertible obligations or any other fixed or contingent obligations or which would provide the holder thereof with the right to acquire any equity securities of any of the Praxis Companies. The constitutive documents of each of the Mexican Praxis Companies give the holders of shares pre-emptive rights to acquire any equity securities issued by such companies or transferred by their existing shareholders. The PFP Stockholders and each of the stockholders of the Mexican Praxis Companies have duly waived their pre-emptive rights to the extent necessary to permit the issuance of PFP Share Consideration and the transfer of the Transferred Praxis Stock in accordance with Article I of this Agreement.

                           (c)      No Obligation to Redeem Shares.  Except as
specifically provided in Article I of this Agreement, none of the Praxis Companies have any obligation (contingent or other) to purchase, redeem or otherwise acquire any of its equity securities or any interest therein or to pay any dividend or make any other distribution in respect thereof.

         Section 3.3       Ownership of Shares.

                           (a)  PFP.  Each of the PFP  Stockholders  is the
record and beneficial owner of the number of shares and the percentage of interest in PFP set forth opposite his name in Schedule II to this Agreement and has good, valid and marketable title to such shares free and clear of all Encumbrances. Notwithstanding anything to the contrary set forth in this Agreement, the representation and warranty set forth in the first sentence of this Section 3.3 is made by the PFP Stockholders severally and not jointly.

                           (b)  Praxis  Companies.  The record  and  beneficial
owner of all shares in each of the Praxis Companies is set forth in Schedule II to this Agreement. Each owner listed in Schedule II has good, valid and marketable title to such shares free and clear of all Encumbrances. Except for shareholder pre-emptive rights, which are contained in the Bylaws of the Praxis Companies, which have been duly waived, there are no agreements, notes, pledges, powers of attorney, consents, assignments, security agreements or similar agreements or arrangements either (i) restricting the transferability of the shares of the capital stock of any of the Praxis Companies, (ii) relating to the voting control of any of the shares of the capital stock of any of the Praxis Companies, or (iii) by which any of the shares of the capital stock of any of the Praxis Companies are otherwise bound or in any way affected, except for the restrictions on transfers of shares in certain of the Praxis Companies which are imposed by the terms of the franchise agreements with PAC or its Affiliates.

         Section 3.4 Affiliates; Investments. Except for the Retained Praxis Companies to be sold to PFP Newco immediately prior to Closing, neither PFP nor any of the other Praxis Companies owns any shares of capital stock or equity securities of, or any interest in any other Person.

         Section 3.5       Execution and Effect of Agreement.

                           (a)      By  PFP.  PFP has  the  corporate  power
and authority to enter into this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by PFP of this Agreement, the issuance by PFP of PFP Share Consideration to PAC Mexico in accordance with Section 1.2 of this Agreement and consummation by PFP of the other transactions contemplated hereby, and the performance by PFP of its obligations hereunder, have been duly and effectively authorized by all necessary corporate action on the part of PFP. This Agreement has been duly executed and delivered by PFP and constitutes a legal, valid and binding obligation of PFP, fully enforceable against PFP in accordance with its terms; except as enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights and the exercise of judicial discretion in accordance with general principles of equity.

                           (b)      By  the  PFP  Stockholders.  The  transfer
by  the  PFP  Stockholders  of  the Transferred Praxis Stock in accordance with
Section 1.2 of this Agreement has been duly authorized by all necessary action on the part of the PFP Stockholders and the stockholders of the Praxis Companies. This Agreement has been duly executed and delivered by each of the PFP Stockholders and constitutes a legal, valid and binding obligation of each of the PFP Stockholders, fully enforceable against each of them in accordance with its terms; except as enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights and the exercise of judicial discretion in accordance with general principles of equity.

         Section 3.6 Restrictions. The execution and delivery of this Agreement by the PFP Stockholders and PFP, the consummation of the issuance of the PFP Share Consideration and the transfer of the Transferred Praxis Stock and the other transactions contemplated hereby by the PFP Stockholders and PFP, and the performance of the obligations of the PFP Stockholders and PFP hereunder will not (a) violate any of the provisions of the charter or by-laws (estatutos sociales) of PFP or any of the other Praxis Companies or (b) except as disclosed in Schedule 3.6, (i) violate or conflict with the provisions of any Applicable Laws, (ii) result in the creation of any Encumbrance upon any of the assets, rights or properties of PFP or any of the other Praxis Companies, or (iii) conflict with, violate any provisions of, result in a breach of or give rise to a right of termination, modification or cancellation of, constitute a default of, or accelerate the performance required by, with or without the passage of time or the giving of notice or both, the terms of any agreement, indenture, mortgage, deed of trust, security or pledge agreement, lease, contract, note, bond, license, permit, authorization or other instrument to which any of the PFP Stockholders, PFP or any of the other Praxis Companies is a party or to which any of the PFP Stockholders, PFP, or any of the Praxis Companies or any of their respective assets or shares of capital stock are subject.

         Section 3.7 Consents. No filing with, or consent, waiver, approval or authorization of, or notice to, any Governmental Authority or any third party is required to be made or obtained by the PFP Stockholders, PFP or any of the other Praxis Companies in connection with the execution and delivery of this Agreement or any document or instrument contemplated hereby, the consummation of any of the transactions contemplated hereby or the performance of any of their respective obligations hereunder which have not been obtained by PFP or the PFP Stockholders.

         Section 3.8       Financial Statements.

                           (a)      Financial  Statements.  Attached  hereto  as
Exhibit B are true and correct copies of (i) the audited, combined balance sheets and related income statements of the Praxis Companies as at December 31, 1997 and for the year period then-ended (collectively, the "Financial Statements"). All of the Financial Statements have been prepared in accordance with GAAP. Except to the extent that the Financial Statements have been restated in the respect indicated below to conform with GAAP, all of the Financial Statements have been prepared in a manner consistent with each other and the books and records of the Praxis Companies. The Financial Statements fairly present in all material respects the financial condition, results of operations and cash flows of the Praxis Companies and no other related entities at the dates and for the periods indicated therein.

                           (b)      Praxis Companies Separate Financial Results.
The Financial Statements represent only the financial results of the Praxis Companies for the periods covered and do not reflect any operating income attributable to the Retained Praxis Companies, or any of their Affiliates. Any material transactions or relationships between any of the Praxis Companies and PFP or any of its other Affiliates are fully disclosed in the footnotes to the Financial Statements and are based upon terms and conditions that would have applied if such transactions had been entered into on an arms-length basis with independent third parties. Except as set forth in Schedule 3.8(b) to this Agreement, no assets or personnel of the Retained Praxis Companies or any of their Affiliates are necessary, required or used in the businesses of the Praxis Companies.

                           (c)      Accounts Receivable. Attached hereto as
Schedule 3.8(c) is a schedule of all accounts receivable of the Praxis Companies reflected on the books and records of the Praxis Companies, together with the allowance for uncollectible accounts attributable to each account, as of February 28, 1998 All accounts receivable of the Praxis Companies (including the accounts reflected on the schedules contemplated by this Section 3.8(c)), (i) are reflected properly on the books and records of the Praxis Companies in accordance with GAAP and consistent with past practice, (ii) are represented in amounts net of any allowance for uncollectible accounts, (iii) arose from bona fide, arms-length transactions in the ordinary course of business for services performed or goods sold by the Praxis Companies, (iv) are not subject to any counterclaim, deduction, right of set-off, set-off or recoupment, (v) are current except as otherwise disclosed in Schedule 3.8(c) hereto, (vi) will be collectible in the ordinary course of business within 90 days after Closing in the aggregate face amounts thereof without (to PFP's knowledge) instituting legal action or incurring fees for collection, and (vii) all accounts payable by the Retained Praxis Companies or their Affiliates or by any PFP Stockholder to any of the Praxis Companies will be paid prior to Closing. The amount of any reserves or allowances for bad debts is equal to or greater than any reasonably anticipated uncollectible accounts. The books and records of the Praxis Companies reflect appropriate reserves for uncollectible accounts receivable in accordance with GAAP and on a basis consistent with the Financial Statements.

                           (d)      Accounts Payable. Attached hereto as
Schedule 3.8(d) is a schedule of all accounts payable of the Praxis Companies as of February 28, 1998. All accounts payable of the Praxis Companies (including accounts which are reflected on the schedules contemplated by this Section 3.8(d)) (i) are reflected properly on the books and records of the Praxis Companies in accordance with GAAP and consistent with past practice, (ii) arose from bona fide, arms-length transactions in the ordinary course of business for services performed for or goods sold to the Praxis Companies for which the Praxis Companies obtained substantially equivalent value, (iii) take advantage of all available cash discounts, (iv) have been incurred in accordance with applicable payment or credit terms imposed by the vendors of such services or goods, and
(v) all accounts receivable owned by any of the Praxis Companies to the Retained Praxis Companies or their Affiliates or to any PFP Stockholder will be paid prior to Closing. None of the accounts payable of the Praxis Companies have been due and payable by the Praxis Companies for a period in excess of 35 days from the date of the receipt of an invoice giving rise thereto or for any shorter period which has given rise to, or with notice or the passage of time or both will give rise to, finance charges, late fees or similar charges.

                           (e)      Inventory.  Attached  hereto as Schedule
3.8(e) is a schedule of all inventories of the Praxis Companies reflected on the books and records of the Praxis Companies as of February 28, 1998. All inventory of the Praxis Companies (including the inventory reflected on the schedules contemplated by this Section 3.8(e)) (i) has been scheduled and is reflected on the books and records of the Praxis Companies at cost, net of any allowances for obsolete inventory, (ii) is of a quality and quantity which is good and marketable, and (iii) is saleable in the ordinary course of the business of the Praxis Companies as presently conducted at prices which shall result in the Praxis Companies realizing gross profits on such sales consistent with the gross profits of the Praxis Companies reflected in the Financial Statements, subject to changes in prevailing general economic conditions. The cost of all inventories reflected on the books and records of the Praxis Companies have been valued in accordance with the first-in, first-out method of accounting in accordance with GAAP. The amount of any reserves or allowances for obsolete inventory is equal to or greater than the difference between the cost of such obsolete inventory and the reasonably anticipated amount that is expected to be realized on sale or disposition of such obsolete inventory.

                           (f)      Dividends/Cash Withdrawals. Since December
31, 1997, none of the Praxis Companies have paid dividends or made cash advances or disbursements to any of the PFP Stockholders.

                           (g)      Taxes. The Praxis Companies have accrued in
the Financial Statements in accordance with GAAP any and all Income Taxes and other Taxes in respect of the conduct of their businesses and the ownership of their properties and in respect of any transactions through the close of each accounting period to which such Financial Statements relate.

         Section 3.9 Debt. The Debt of PFP and the other Praxis Companies as of Closing consists of (a) $3,482,865, which amount will be paid and discharged in full in accordance with, the transactions outlined in Article I of this Agreement, and (b) purchase money financing for equipment purchases finance leases of equipment and vehicles by the Puerto Rican Praxis Companies, the aggregate obligations for which do not exceed U.S. $24,664 in calendar year 1998; U.S. $24,221 in calendar years 1999 and 2000; U.S. $24,563 calendar year 2001; and U.S. $14,178 in calendar year 2002.

         Section 3.10 Guarantees. Schedule 3.10 sets forth a complete list of all Guarantees provided by PFP and the other Praxis Companies for the benefit of any other party and of all Guarantees provided by any other party (including, without limitation, PFP and the PFP Stockholders) for the benefit of PFP and the other Praxis Companies or any party doing business with PFP and the other Praxis Companies.

         Section 3.11 No Undisclosed Liabilities. PFP and the other Praxis Companies do not have any liabilities or obligations of any nature whatsoever (whether due or to become due, absolute, accrued, contingent or otherwise, and whether or not determined or determinable), except for (i) liabilities or obligations to the extent expressly reflected on the Balance Sheet included among the Financial Statements or disclosed in the notes thereto, or (ii) liabilities or obligations of a type reflected on the Balance Sheet and incurred in the ordinary course of business and consistent with past practices and amounts since the Balance Sheet Date, and PFP does not have any knowledge of any basis for the assertion of any other liability or obligation against PFP and the other Praxis Companies. No dividends have been declared on any capital stock of PFP and the other Praxis Companies which are unpaid.

         Section 3.12 Litigation. There is no suit, claim, action at law or in equity, proceeding or governmental investigation or audit pending, or, to PFP's knowledge, threatened, by or before any court, any Governmental Authority or arbitrator, against any of the PFP's Stockholders, PFP or any of the other Praxis Companies that reasonably could be expected to prevent the consummation of any of the transactions contemplated hereby, nor, to PFP's knowledge, is there any basis for any of the foregoing. Except as disclosed in Schedule 3.12, there is no suit, claim, action at law or in equity, proceeding or governmental investigation or audit pending, or to the PFP's knowledge, threatened, by or before any arbitrator, court, or other Governmental Authority, against PFP or any of the other Praxis Companies or involving any of the former or present employees, agents, consultants, businesses, properties, rights or assets of PFP or any of the other Praxis Companies, nor, to the PFP's knowledge, is there any basis for the assertion of any of the foregoing. There are no judgments not reflected in the Financial Statements, orders, injunctions, decrees, stipulations or awards rendered by any court, Governmental Authority or arbitrator against PFP or any of the other Praxis Companies or any of their former or present employees, agents, properties or assets. Neither PFP nor any predecessor to the operations or assets of PFP nor any of the other Praxis Companies has at any time commenced (or had commenced against it) any proceeding in bankruptcy, receivership or similar federal or state laws.

         Section 3.13 Properties; Absence of Encumbrances. Schedule 3.13 sets forth a complete list of all real property leased by PFP and the other Praxis Companies and a description of the material terms of each such lease. Neither PFP nor any of the other Praxis Companies own any interest in real property. Neither PFP nor any of the other Praxis Companies is in default (nor will be in default with the passage of time or the receipt of notice or both) nor has received notice of default, under any lease of real property or under any other instruments relative to the real property. All real property leased to PFP and the other Praxis Companies is available for immediate use in the operation of their businesses and for the purposes for which such property currently is being utilized. All improvements on real property leased to PFP and the other Praxis Companies conform to Applicable Laws relating to zoning, health and safety and access, including without limitation to the extent applicable to the Puerto Rican Praxis Companies, the Americans With Disabilities Act of 1990, as amended, and such property is zoned for the purposes for which such property is being used by PFP and the other Praxis Companies. Subject to the terms and conditions of the leases, PFP and the other Praxis Companies have full legal and practical access to all such real property.

         Section 3.14 Intellectual Property. Schedule 3.14 sets forth a complete list of (i) all patents, patent applications, trademarks, trademark registrations and applications therefor, service marks, service mark registrations and applications therefor, copyrights, copyright registrations and applications therefor, tradenames, trade secrets, software and computer programs, know-how, inventions, processes and procedures (collectively the "Intellectual Property") owned, used or licensed by PFP and the other Praxis Companies together with the identity of the owner thereof, and (ii) all license agreements pursuant to which any Intellectual Property is licensed to or by PFP and the other Praxis Companies. PFP and the other Praxis Companies own their Intellectual Property free and clear of any and all Encumbrances, or, in the case of licensed Intellectual Property, have valid, binding and enforceable rights to use such Intellectual Property to the extent provided in Schedule
3.14. PFP and the other Praxis Companies have duly and timely filed all renewals, continuations and other filings necessary to maintain their Intellectual Property or registrations thereof. Except as disclosed in Schedule 3.14, neither PFP nor any of the other Praxis Companies (i) have received any notice or claim to the effect that the use of any Intellectual Property infringes upon, conflicts with or misappropriates the rights of any other party or that any of the Intellectual Property is not valid or enforceable, or (ii) have made any claim that any party has violated or infringed upon their rights with respect to any Intellectual Property. PFP does not have any knowledge that any party is infringing upon, misappropriating or engaging in the unauthorized use of any of the Intellectual Property.

         Section 3.15      Material Contracts.

                           (a)      List of Material Contracts. Schedule 3.15
sets forth a list of all written, and a description of all oral, commitments, agreements or contracts to which PFP or any of the other Praxis Companies is a party or by which PFP or any of the other Praxis Companies is obligated, including, but not limited to, all commitments, agreements or contracts embodying or evidencing the following transactions or arrangements (collectively, the "Material Contracts"): (i) agreements for the employment by PFP or any of the other Praxis Companies of, or independent contractor arrangements involving PFP or any of the other Praxis Companies with, any officer or other individual employee of PFP, any of the other Praxis Companies or any other Affiliate of PFP; (ii) any consulting agreement, agency agreement and any other service agreement that will continue in force after the Closing Date with respect to the employment or retention by PFP or any of the other Praxis Companies of sales agents or representatives, brokers, distributors, subdistributors, dealers, consultants, agents, legal counsel, accountants or anyone else who is not an employee; (iii) any single contract, purchase order or commitment providing for expenditures by PFP or any of the other Praxis Companies after the date hereof of more than $25,000 (or the Mexican Peso equivalent thereof) or which has been entered into by PFP or any of the other Praxis Companies otherwise than in the ordinary course of business; (iv) wholesale, distribution, dealership, franchise and other agreements to which PFP or any of the other Praxis Companies is a party or pursuant to which PFP or any of the other Praxis Companies is obligated to purchase or to sell or distribute the products of any other party other than current purchase orders entered into in the ordinary course of business consistent with past practices; (v) any contract containing covenants limiting the freedom of PFP or any of the other Praxis Companies or any officer, director, or employee of PFP or any of the other Praxis Companies to engage in any line or type of business or with any person or in any geographic area; (vi) any commitment or arrangement by PFP or any of the other Praxis Companies to participate in a partnership, joint venture, limited liability company or other cooperative undertaking with any other Person; (vii) any bid, commitment or other proposal submitted by PFP or any of the other Praxis Companies to any Person involving the provision of services or the sale of goods by PFP or any of the other Praxis Companies;
(viii) any commitments by PFP or any of the other Praxis Companies for capital expenditures involving more than $25,000 (or the Mexican Pesos equivalent thereof) individually or $50,000 (or the Mexican Pesos equivalent thereof) in the aggregate; and (ix) any other contract, commitment, agreement, understanding or arrangement that PFP deems to be material to the business of any of the Praxis Companies.

                           (b)      No Breaches or Defaults. PFP and the other
Praxis Companies are in full compliance with each, and are not in default under any, Material Contract, and no event has occurred that, with notice or lapse of time or both, would constitute such a default thereunder. Neither PFP nor any of the other Praxis Companies have waived any rights under or with respect to any of the Material Contracts. PFP does not have any knowledge and has not received any notice that any party with whom PFP or any of the other Praxis Companies have contractual arrangements, written or oral, is in default under any such contractual arrangements or that any event has occurred that, with notice or lapse of time or both, would constitute such a default thereunder. Each of the Material Contracts constitutes a legal, valid and binding obligation of each the parties thereto and is enforceable against each of the parties thereto in accordance with its respective terms; except as enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights and the exercise of judicial discretion in accordance with general principles of equity.

                           (c)      Copies Delivered to the PAC Parties. True
and complete copies of all written contracts listed on Schedule 3.15 have been provided to the PAC Parties.

         Section 3.16      Employee Benefits and Employment Matters.

                           (a)      Plans and Arrangements. Neither PFP nor any
of the other Praxis Companies is obligated to contribute to any Retirement Plans, Ex Gratia Arrangements or Benefit Arrangements, except for payments to the Instituto Mexicano del Seguro Social or the Instituto Nacional del Fondo de la Vivienda para los Trabajadores or Sistema de Ahorro para el Retireo (collectively, the "Mexican Labor Commissions") which are required by Mexican Law. Without limiting the foregoing, there are no Retirement Plans or Benefit Arrangements to which the Puerto Rican Praxis Companies have an obligation to contribute which are intended to qualify under Section 401 of the U.S. Internal Revenue Code or are governed by ERISA.

                           (b)      Compliance with Laws. PFP and the Praxis
Companies have complied in all material respects with all Applicable Laws, ordinance, rules, regulations and requirements of Governmental Authorities.

                           (c)      Contributions.  All contributions or
premiums required to be made to, or benefit liabilities arising under, the terms of Applicable Law under which PFP or any of the other Praxis Companies is obligated to contribute for all periods of time prior to the date hereof and that are attributable to Employees of any of the Praxis Companies have been paid or otherwise adequately accrued against in the Financial Statements, as the case may be. Neither PFP nor any of the other Praxis Companies is obligated to make any contribution under Applicable Law for any Person (including without limitation, any personnel of Praxis Bienes Raices, S.A. de C.V.) other than its own Employees.

                           (d)      Arrearages and Employment Disputes. Neither
PFP nor any of the other Praxis Companies is liable for any arrearage of wages, any accrued or vested vacation pay or any tax or penalty for failure to comply with any Applicable Law relating to employment or labor, and there is not a controversy pending, threatened or in prospect between PFP or any of the other Praxis Companies and any Employees nor is there any basis for any such controversy. There is no unfair labor practice charge or complaint currently pending against PFP or any of the other Praxis Companies with respect to or relating to any of the Employees of PFP or any of the other Praxis Companies before any Governmental Authority. PFP and other Praxis Companies shall have paid when due any and all amounts payable as quotas or other required payments to the Mexican Labor commissions or, with respect to the Puerto Rican Praxis Companies, to the United States National Labor Relations Board, and no charges or complaints are currently pending against PFP or any of the other Praxis Companies before any Governmental Authority, including the Mexican Labor commissions or, with respect to the Puerto Rican Praxis Companies, before the United States Equal Employment Opportunity Commission.

                           (e)      Severance  Obligations.  There are no
contractual arrangements with employees of PFP or any of the other Praxis Companies which would prevent such employees from being terminated at will and without giving rise to any severance, change in control or other payment obligation or liability except as legally imposed on the Mexican Praxis Companies under Mexican labor law.

                           (f)      Compliance with Laws on Employment
Practices. The Praxis Companies have complied in all material respects with all Applicable Laws relating to employment and employment practices, terms and conditions of employment, wages and hours, and to PFP's knowledge, are not engaged in any unfair labor practice with respect to any of the employees of PFP or any of the other Praxis Companies.

                           (g)      Collective Bargaining Agreements.  Schedule
3.16(g) sets forth a complete list of all collective bargaining agreements to which the employees of PFP or any of the other Praxis Companies are subject, and the agreements by which PFP or any of the other Praxis Companies are required to recognize or bargain with any labor organization or union on behalf of their employees.

                           (h)      Notices to Employees.  PFP and the other
Praxis Companies have provided, or will have provided prior to the Closing, to individuals entitled thereto all required notices and insurance coverage required under Applicable Law, including, with respect to the Puerto Rican Praxis Companies, Section 4980B of the

U.S. Internal Revenue Code and the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), with respect to any "qualifying event" (as defined in Section 4980B(f)(3) of the U.S. Internal Revenue Code) occurring prior to and including the Closing Date, and no Tax payable under Applicable law, including Section 4980B of the U.S. Internal Revenue Code, has been incurred with respect to any current or former Employees (or their beneficiaries.)

                           (i)      No Unfunded Liabilities.  Neither PFP nor
any of the other Praxis Companies nor any other Person related to the Praxis Companies has any current or projected liability for any unfunded post-termination or post-retirement medical or life insurance benefits in connection with any employee.

                           (j) Employees. Schedule 3.16(j) sets forth a true,
complete and accurate list of each employee, his or her date(s) of hire by PFP or any of the other Praxis Companies, his or her position and title (if any), current rate of compensation (including bonuses, commissions and incentive compensation (if any), whether such Employee is hourly or salaried, whether such employee is union or non-union, the number of such employee's accrued sick days and vacation days, whether such employee is absent from active employment, and if so, the dates such employee became inactive, the reason for such inactive status, and, if applicable, the anticipated date of return to active employment.

                           (k)      Officers and Directors.  Schedule 3.16(k)
contains a true, complete and correct list of all of the officers and directors of PFP and each of the other Praxis Companies.

                           (l)      Actions, Suits, Proceedings, etc.;
Materiality. There are no actions, suits, investigations or proceedings, or claims (other than routine claims for benefits made in the ordinary course of plan administration) pending or threatened before any Governmental Authority regarding compliance with Applicable Law on labor matters that could result in any material liability to PFP or any of the other Praxis Companies, and PFP is not aware of any basis for any such action, suit, investigation, proceeding or claim.

         Section 3.17      Tax Matters.

                           (a)      Affiliated Groups; Tax Sharing
Arrangements. Neither PFP nor any of the other Praxis Companies is a member of, and neither PFP nor any of the other Praxis Companies has ever been a member of, any "Affiliated Group" within the meaning or spirit of any Applicable Law for purposes of the payment of Taxes. Neither PFP nor any of the other Praxis Companies is a party to any tax sharing agreement.

                           (b)      All Taxes Paid.  PFP and each of the Praxis
Companies have timely filed or will timely file all federal, state, local, and other Tax Returns required to be filed by it under Applicable Laws, including estimated Tax Returns and reports, and has paid all required Income Taxes and other Taxes (including any additions to taxes, penalties and interest related thereto) due and payable by PFP and any of the other Praxis Companies on a direct, joint and several or contingent basis, on or before the date hereof. PFP and each of the other Praxis Companies have paid, withheld, or accrued on the Financial Statements any and all Income Taxes and other Taxes in respect of the conduct of the businesses of PFP, the Praxis Companies and any other Affiliates of PFP or the ownership of their respective properties and in respect of any transactions for all periods (or portions thereof) through the close of business on the Closing Date. Accordingly, following Closing, neither PFP nor any of the other Praxis Companies will have any liability or obligation to pay any Income Taxes or other Taxes in respect of the conduct of the businesses of PFP, the Praxis Companies and any other Affiliates of PFP or the ownership of their respective properties and in respect of any transactions for all periods (or portions thereof) through the close of business on the Closing Date. PFP has withheld and paid over all Taxes required to have been withheld and paid over on behalf of itself, any of the other Praxis Companies and any other Affiliates of PFP, and complied with all information reporting and backup withholding requirements applicable to itself, any of the other Praxis Companies and any other Affiliates of PFP, including the maintenance of required records with respect thereto, in connection with amounts paid or owing to any Employee, creditor, independent contractor or other third party. There are no Encumbrances on any of the assets, rights or properties of PFP or any of the other Praxis Companies with respect to Taxes, other than liens for Taxes for which only the Praxis Companies will be liable and which are not yet due and payable or for Taxes (i) which PFP is contesting in good faith through appropriate proceedings, or (ii) for which appropriate reserves have been established on the Financial Statements.

                           (c)      Tax Reserves.  The amount of the direct,
joint and several and contingent liability of PFP and each of the other Praxis Companies for unpaid Taxes for all periods ending on or before the date of this Agreement does not, in the aggregate, exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) as of the date of this Agreement, and the amount of the direct, joint and several and contingent liability of PFP and each of the other Praxis Companies for unpaid Taxes for all periods ending on or before the Closing Date shall not, in the aggregate, exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) as such accruals shall be reflected on the Financial Statements.

                           (d)      Audits; No Deficiencies Asserted Against
PFP. The Tax Returns of PFP and the other Praxis Companies have never been audited by any Tax Authority, nor is any such audit in process, pending or threatened (either in writing or verbally, formally or informally). Except for requests for information which have been responded to in a matter satisfactory to the requesting Tax Authority, no deficiencies have been asserted (or are expected to be asserted) against PFP or any of the other Praxis Companies as a result of examinations by any Governmental Authority and no issue has been raised by any Governmental Authority that, by application of the same principles, might result in a proposed deficiency for any other period not so examined.

                           (e)      No Waivers of Limitations.  There are no
agreements, waivers of statutes of limitations, or other arrangements providing for extensions of time in respect of the assessment or collection of any unpaid Taxes against PFP or the other Praxis Companies. PFP and the other Praxis Companies have disclosed on its Income Tax Returns all positions taken therein that could, if not so disclosed, give rise to a substantial understatement penalty under Applicable Law.

                           (f)      Copies of Tax  Returns.  PFP has delivered
to the PAC Parties complete and correct copies of all Tax Returns filed by PFP and the other Praxis Companies for the five most recent taxable years for which such Tax Returns have been filed immediately preceding the date of this Agreement. Other than with respect to Income Taxes shown on such Tax Returns, PFP and the other Praxis Companies are not subject to any tax imposed on net income in any other jurisdiction.

                           (g)      Jurisdictions  Where Returns Filed by PFP.
Schedule 3.17(g) contains a list of all jurisdictions in which PFP and the other Praxis Companies have filed Tax Returns for income taxes, franchise, license, property, sales, use, motor vehicle, rolling stock or other taxes prior to the date hereof.

                           (h)      Tax Elections and Special Tax Status.
Schedule 3.17(h) discloses all tax elections made by PFP and the other Praxis Companies in any jurisdiction and describes any tax "safe harbor" provisions of Applicable Law under which PFP has structured any business transactions.

                           (i)      Tax Basis and Tax Attributes.  Schedule
3.17(i) contains a true, complete and accurate description of PFP's and the Praxis Companies' basis in their respective assets, PFP's current and accumulated earnings and profits, and PFP's and the Praxis Companies' tax carryovers. Except as disclosed in Schedule 3.17(i), PFP and the Praxis Companies have no net operating losses or other tax attributes presently subject to limitation under Applicable Law. Schedule 3.17(i) contains a true, complete and accurate description of each PFP Stockholders' basis in his shares of the outstanding capital stock of PFP.

                           (j)      Transaction, Dividend or other Taxes. Based
in part on the letter ruling obtained from the Mexican tax authorities, but without in any way limiting the scope of this representation, the transactions contemplated by this Agreement will not result in any transaction, dividend or other tax liability under Applicable Law in Mexico to PFP and any of the other Praxis Companies.

                           (k)      Net Operating Loss Carryforwards. Following
the transactions contemplated in Article I of this Agreement, PFP and the Praxis Companies shall have retained and available for use by the PAC Parties following Closing, not less than a total of the Mexican currency equivalent of U.S. $1,886,413 in net operating loss carryforwards which shall not expire until the dates referenced in Schedule 3.17(i) if any and not less than a total of the Mexican currency equivalent of U.S.$82,625 in VAT tax credits which shall not expire until the dates referenced in Schedule 3.17(i) if any and which shall collectively result in a net tax benefit to the PAC Parties of the Mexican currency equivalent of approximately U.S. $621,000.

         Section 3.18      Environmental Matters. Except as disclosed in
Schedule 3.18, neither PFP nor any of the other Praxis Companies have used, generated, manufactured, stored, or disposed of any Hazardous Materials, on, under or about any real property currently or previously owned, leased or used by PFP and any of the other Praxis Companies in violation of any applicable Environmental Laws, and neither PFP nor any of the other Praxis Companies have or will become subject to any liability or obligation prior to or following the Closing by reason of the use, generation, manufacture, storage or disposal of Hazardous Materials at any time prior to the Closing. Except as disclosed in
Schedule 3.18, PFP and each of the other Praxis Companies have obtained all permits, licenses and other authorizations that are required under applicable Environmental Laws and laws relating to the handling, use and storage of Hazardous Materials by PFP and any of the other Praxis Companies. Except as disclosed in Schedule 3.18, PFP and each of the other Praxis Companies are in compliance with the terms and conditions under which the permits, licenses and other authorizations referenced in the preceding sentence were issued or granted. Except as set forth in Schedule 3.18, neither PFP nor any of the other Praxis Companies is subject to any actual or potential liability, fixed or contingent, under any Environmental Laws. There are no underground storage tanks, friable asbestos, materials containing friable asbestos, or PCBs at any of the Facilities. All of the underground storage tanks previously located at each of the Facilities have been removed in compliance with all applicable Environmental Laws and any other requirements or recommendations of any Governmental Authority.

         Section 3.19 Franchise Matters. Schedule 3.19 contains a complete list as of the date hereof of (i) all of the current franchisors and franchisees by or to whom PFP and any of the other Praxis Companies have received or granted any franchise or similar rights and (ii) all area development, area franchise, area subfranchisor, master license or similar agreements that cover the development or creation of franchises within any area or country or the delegation of duties with respect to the obligations of PFP and any of the other Praxis Companies as a franchisor or otherwise (collectively, the "Praxis Franchise Agreements"). Each of the Praxis Franchise Agreements is a legal, valid and binding obligation of PFP and the other Praxis Companies which is a party to such Franchise Agreement and is enforceable against PFP and such other Praxis Companies in accordance with its respective terms. Except as specified in Schedule 3.19, PFP and the other relevant Praxis Companies is in full compliance with the terms of each of the Praxis Franchise Agreements and no event has occurred that, with or without notice or lapse of time or both, constitutes or will constitute a default by PFP and the other relevant Praxis Companies thereunder or a breach by PFP and the other relevant Praxis Companies thereof. Except as disclosed in
Schedule 3.19, PFP and the other relevant Praxis Companies has not waived any rights under or with respect to any of the Praxis Franchise Agreements. Except as disclosed in Schedule 3.19, to PFP's knowledge, as of the date hereof none of the franchisors, franchisees, licensors or licensees that are parties to any of the Praxis Franchise Agreements is in default thereunder and no event has occurred that, with or without notice or lapse of time or both, constitutes or will constitute a default thereunder or a breach thereof by such other parties.

         Section 3.20      Banks; Powers of Attorney.  Schedule 3.20 sets forth
(i) the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which PFP and any of the other Praxis Companies maintain safe deposit boxes or accounts of any nature, the number assigned to each such account and the names of all persons authorized to draw thereon, make withdrawals therefrom or have access thereto and (ii) the names of all persons to whom PFP and any of the other Praxis Companies has granted any power of attorney, together with a description thereof.

         Section 3.21 Compliance With Laws. PFP and each of the other Praxis Companies has at all times conducted its business in material compliance with all (and has not received any notice of any claimed violation of any) Applicable Laws.

         Section 3.22 Licenses and Permits. PFP and each of the other Praxis Companies possesses all licenses, permits, and other governmental consents, certificates, approvals, or other authorizations (the "Permits") necessary for the operation of their respective businesses. PFP and each of the other Praxis Companies has complied with the terms and conditions of all Permits in all material respects and all such Permits are in full force and effect, and
(b) there has occurred no event nor is any event, action, investigation or proceeding pending or, to PFP's knowledge, threatened, which could cause or permit revocation or suspension of or otherwise adversely affect the maintenance of any Permits. The transactions contemplated by this Agreement will not lead to the revocation, cancellation, termination or suspension of any Permits.

         Section 3.23 Insurance. Schedule 3.23 sets forth a list and description of all policies of commercial liability, products liability, fire, casualty, worker's compensation, errors and omissions, directors and officers liability, life, health, disability and other forms of insurance carried by PFP or any of the other Praxis Companies currently, including, with respect to each policy, a description of the types and limits of the coverage, the amount of premiums, the name of the carrier, the policy number, the expiration date of the current premium period and the nature and amount of any claims pending thereunder. PFP has delivered to the PAC Parties a true, complete and correct copy of each such insurance policy. Except as set forth on Schedule 3.23, all insurance coverage has been maintained by PFP or any of the other Praxis Companies on an "occurrence" rather than a "claims made" basis and PFP and each of the other Praxis Companies shall be entitled to the full benefits of such insurance following Closing. PFP and each of the other Praxis Companies have regularly maintained all insurance policies in amounts and types required by law and generally carried by reasonably prudent, similarly situated businesses. Neither PFP nor any of the other Praxis Companies are in default with respect to any provision contained in any insurance policy, nor have PFP nor any of the other Praxis Companies failed to give any notice or present any claim thereunder in due and timely fashion and no cancellation, non-renewal, reduction of coverage or arrearage in premiums has been threatened or occurred with respect to any policy, nor is PFP aware of any grounds therefor. There is no basis for the assertion against PFP or any of the other Praxis Companies of any retroactive adjustment to the rate or rates of worker's compensation premiums payable by PFP and any of the other Praxis Companies.

         Section 3.24 Claims of PFP Stockholders, Directors, Officers, Etc. Except for the $3,482,865 debt owed by PFP to DISA which will be paid in full at Closing in accordance with the transactions described in Article I of this Agreement, none of PFP's Stockholders nor any employee, director or officer of PFP and any of the other Praxis Companies, either individually or in any other capacity, has a claim of any kind whatsoever against PFP and any of the other Praxis Companies (including, without limitation, in respect of (i) loans extended to PFP and any of the other Praxis Companies (ii) any bonus or incentive payments that relate to prior periods or which will become payable if the transactions contemplated by this Agreement are consummated), except the right to his or her current salary or wages, any accrued vacation pay, and any reimbursable expenses arising in the ordinary course of business. Except as noted in the immediately preceding sentence, neither PFP nor any of the other Praxis Companies have any obligation to any such Person that has not been fully performed.

         Section 3.25 Extraordinary Transactions. Since the Balance Sheet Date, neither PFP nor any of the other Praxis Companies has (i) mortgaged, pledged or subjected to any Encumbrance any assets of PFP and any of the other Praxis Companies; (ii) canceled or compromised any claim of or debts owed to it;
(iii) sold, licensed, leased, exchanged or transferred any of its assets except in the ordinary course of business; (iv) entered into any material transaction other than in the ordinary course of business; (v) experienced any material change in the relationship or course of dealing with any supplier, customer or creditor; (vi) suffered any material destruction, loss or damage to any of its assets; (vii) made any management decisions involving any material change in its policies with regard to pricing, sales, purchasing or other business, financial, accounting (including reserves and the amounts thereof) or tax policies or practices; (viii) declared, set aside or paid any dividends on or made any distributions in respect of any outstanding shares of capital stock or made any other distributions or payments to any of the PFP Stockholders or PFP, the Retained Praxis Companies or any Affiliate of any of the foregoing; (ix) submitted any bid, proposal, quote or commitment to any party in response to a request for proposal or otherwise; (x) engaged in any merger or consolidation with, or agreed to merge or consolidate with, or purchased or agreed to purchase, all or substantially all of the assets or capital stock of, or otherwise acquire, any other party; (xi) entered into any partnership, joint venture or similar arrangement with any other party; (xii) incurred or agreed to incur any Debt; (xiii) issued or agreed to issue to any party, any shares of stock or other securities; (xiv) redeemed, purchased or agreed to redeem or purchase any of its outstanding shares of capital stock or other securities;
(xv) employed any employees or, except as specifically agreed by PAC, increased the rate of compensation payable or to become payable to any of its officers, directors, employees or agents over the rate being paid to them as of the Balance Sheet Date or agreed to do so otherwise than in accordance with contractual agreements with such parties (which contractual arrangements have been disclosed to the PAC Parties in accordance herewith); (xvi) made or agreed to make any charitable contributions or incurred or agreed to incur any non-business expenses; or (xvii) charged off any bad debts or increased its bad debt reserve except in the manner consistent with its past practices which have been disclosed to the PAC Parties.

         Section 3.26      Assets.

                           (a)      Title to Assets.  PFP and each of the other
Praxis Companies has good and marketable title to its assets and properties, free and clear of restrictions on or conditions to transfer or assignment, and free and clear of all Encumbrances.

                           (b)      Assets Used in the Business.  Except for the
Facilities and certain items of equipment which are leased to PFP and the other Praxis Companies, the assets owned by PFP and each of the other Praxis Companies constitute all of the tangible and intangible assets and interests used by PFP and each of the other Praxis Companies in their respective businesses, and are sufficient to enable the PAC Parties to continue to conduct such businesses after the Closing in the manner in which the businesses have been conducted by PFP.

                           (c)      Condition of Tangible Assets.  All of the
tangible assets of PFP and each of the other Praxis Companies which are used by the Praxis Companies in their respective businesses (whether owned or held under lease), including, without limitation, all heating, air conditioning, plumbing and electrical systems serving or within the Facilities, have been repaired or maintained regularly and consistently in accordance with the recommendations of the manufacturers thereof, and are in good operating condition and repair (normal wear and tear excepted), free from material defects and suitable for their intended uses in the ordinary course of the business of the Praxis Companies.

                           (d)      Software.  All of the commercial software
utilized by PFP and each of the other Praxis Companies in the operation of their respective businesses has been licensed properly and all fees, royalties and charges payable in connection therewith have been paid in full or otherwise accrued for in the Financial Statements. All of the software utilized by PFP and each of the other Praxis Companies in the operation of their businesses, except for the point of service and accounting software, is commercially available and anticipated to be "year 2000 compliant".

         Section 3.27 Corporate Records. The minute books of PFP and each of the other Praxis Companies have been made available to the PAC Parties prior to the Closing and accurately reflect all minutes of proceedings of and actions taken by the directors of PFP and each of the other Praxis Companies, or any committee of the Board of Directors of PFP and each of the other Praxis Companies and all records of meetings of and actions taken by PFP and each of the other Praxis Companies, that are required by applicable laws to be recorded in or reflected in the corporate records thereof.

         Section 3.28 Related Party Transactions. All transactions, contracts and other arrangements pursuant to which PFP and any of the other Praxis Companies is a party or pursuant to which PFP and any of the other Praxis Companies receives or furnishes the services of personnel or rents or purchases real or personal property or otherwise involves payments by or to the Retained Praxis Companies or to any other Affiliate of PFP, any officer, director or stockholder of PFP and any of the other Praxis Companies, any entity in which such persons have a financial interest, any relative of any such party or any partnership, joint venture, limited liability company or corporation in which any such party is or was a member, partner or stockholder, have been documented in the Intercompany Services Agreement.

         Section 3.29 Broker and Finder Fees. None of PFP's Stockholders nor PFP have engaged any broker or finder in connection with the transactions contemplated by this Agreement. No action by any of the PFP Stockholders or PFP will cause or support any claim to be asserted against the PAC Parties or PFP by any broker, finder or intermediary in connection with such transaction.

         Section 3.30 Adequate Disclosure. No representation or warranty made by PFP or any of the PFP Stockholders in this Agreement, or any statement contained in any Exhibit or Schedule to this Agreement, or any certificate or document furnished or to be furnished to the PAC Parties pursuant to the terms of this Agreement in connection with the transactions contemplated hereby, contains any untrue or misleading statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading.

         Section 3.31 No Adverse Change or Conditions. Except as expressly contemplated by this Agreement, since the Balance Sheet Date, PFP and the other Praxis Companies (i) have conducted their businesses in the ordinary course and consistent with past practice, and (ii) have not suffered any change that has had a material adverse effect on the financial condition, business, customer relations or prospects of the Praxis Companies or any of them. There are no conditions, facts, developments or circumstances of an unusual or special nature that reasonably could be expected to have a material adverse effect upon the financial condition, business, customer relations or prospects of PFP and the other Praxis Companies that have not been disclosed in writing to the PAC Parties by PFP or the PFP Stockholders.

         Section 3.32 Relationships with Customers and Suppliers. Except as disclosed in Schedule 3.32, neither PFP nor the PFP Stockholders have any knowledge of any written or oral communication, fact, event or action which exists or has occurred since the Balance Sheet Date, which would indicate that there is any material prospect that any customers of or suppliers to PFP and any of the other Praxis Companies may terminate or reduce materially their business with PFP and any of the other Praxis Companies.

         Section 3.33 Product Liability. Except to the extent covered by applicable insurance, neither PFP nor any of the other Praxis Companies have any liability or potential liability arising out of any injury to individuals or property as a result of the ownership, possession or use of any product manufactured, sold, leased or delivered by PFP and any of the other Praxis Companies, and, to PFP's knowledge, there is no basis for the assertion of any such liability against PFP and any of the other Praxis Companies. PFP and each of the other Praxis Companies have in full force and effect indemnification agreements with all vendors, suppliers and manufacturers with which PFP and each of the other Praxis Companies conduct business, all of which are identified in the Schedules to this Agreement.

         Section 3.34 Change in Control. Neither PFP nor any of the other Praxis Companies is a party to any contract or arrangement which contains a "change in control," "potential change in control" or similar provision, and the consummation of the transactions contemplated hereby shall not (either alone or upon the occurrence of additional acts or events) result in any payment or payments becoming due from PFP and any of the other Praxis Companies to any Person or give any Person the right to terminate or alter the provisions of any agreement to which PFP and any of the other Praxis Companies is a party.

         Section 3.35      Investment Representations.

                           (a)      PFP and each of the PFP Stockholders is an
"accredited investor" within the meaning of Rule 501(a) of the United States Securities and Exchange Commission Regulation D. PFP and each of the PFP Stockholders is aware that the PAC Common Shares will not be registered under the Securities Act on the Closing Date and that the PAC Common Shares may not be disposed of unless they are registered pursuant to the Registration Rights Agreement or transferred under an available exemption from the registration requirements of the United States Securities Laws after providing PAC with the opinion of qualified legal counsel to that effect. PFP and each of the PFP Stockholders possesses the requisite knowledge and experience in business matters to be capable of evaluating the merits and risks of an investment in PAC Common Shares. PFP and each of the PFP Stockholders have received and reviewed the materials identified on Schedule 3.35(a) and have had access to the members of the management team of PAC and to all other information and materials that he deems necessary or appropriate to review or consider in order to evaluate an investment in PAC Common Shares.

                           (b) PFP and each of the PFP Stockholders will acquire
the PAC Share Consideration for its or his own account, for investment purposes only and not with a view to distribution thereof. PFP and each of the PFP Stockholder agree and understand that the PAC Common Shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act, except pursuant to a valid exemption from registration under the Securities Act or pursuant to a registration statement that has been filed with and declared effective by the United States Securities and Exchange Commission. PFP and each of the PFP Stockholders understand that the certificates representing the PAC Share Consideration shall bear the restrictive legend set forth on Schedule 3.35(b).

                                   ARTICLE IV

               REPRESENTATIONS AND WARRANTIES OF THE PAC PARTIES

         The PAC Parties represents and warrants to and for the benefit of PFP as follows:

         Section 4.1 Organization and Good Standing. PAC is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia and has full corporate power and authority to carry on its business as it is now being conducted. PAC Mexico is a Mexican limited liability corporation with variable capital (sociedad de responsabilidad limitada de capital variable) duly organized, validly existing and in good standing under the laws of the United Mexican States and has full power and authority to carry on its business as it is now being conducted.

         Section 4.2 Execution and Effect of Agreement. Each of the PAC Parties has the corporate power and authority to enter into, execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each of the PAC Parties, the consummation by each of the PAC Parties of the transactions contemplated hereby and the performance of its obligations hereunder have been duly authorized by all necessary corporate action on the part of each of the PAC Parties . This Agreement has been duly executed and delivered by each of the PAC Parties and constitutes a legal, valid and binding obligation of each of the PAC Parties, enforceable in accordance with its terms, except as enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights and the exercise of judicial discretion in accordance with general principles of equity.

         Section 4.3 Validity of Shares. The PAC Common Shares which will constitute the PAC Share Consideration shall, when issued, (i) be duly authorized, validly issued, fully paid and nonassessable and free of any liens and encumbrances (other than liens created by reason of the Escrow Agreement) created by PAC, (ii) be free and clear of any transfer restrictions, liens and encumbrances other than those imposed under applicable United States federal and state securities laws and regulations and under the Escrow Agreement and (iii) not be subject to any preemptive rights created by statute, the Articles of Incorporation or the Bylaws of PAC.

         Section 4.4 Restrictions. The execution and delivery of this Agreement by each of the PAC Parties, the consummation of the transactions contemplated hereby and the performance of the obligations of each of the PAC Parties hereunder will not violate any of the provisions of the charter or by-laws of either of the

PAC Parties or the laws of the Commonwealth of Virginia or the United Mexican States which are applicable to each of the PAC Parties.

         Section 4.5 No Consents. Except as set forth herein or contemplated by this Agreement, no filing with, or consent, waiver, approval or authorization of, or notice to, any third party is required to be made or obtained by either of the PAC Parties in connection with the execution and delivery of this Agreement, the consummation of any of the transactions contemplated hereby or the performance of any of its obligations hereunder which have not been obtained by the PAC Parties.

         Section 4.6 No Brokers. Neither of the PAC Parties has not engaged any broker or finder in connection with the transactions contemplated by this Agreement, and no action by the PAC Parties will cause or support any claim to be asserted against the PFP Stockholders by any broker, finder or intermediary in connection with such transaction.


                                   ARTICLE V

                            [INTENTIONALLY OMITTED]





                                   ARTICLE VI

                  CONDITIONS TO THE OBLIGATIONS OF THE PARTIES

         Section 6.1       Conditions to the Obligations of the PAC Parties.
The obligations of the PAC Parties to consummate the transactions contemplated hereby at the Closing and to perform its other obligations under this Agreement which are to be performed at and after the Closing are subject to the satisfaction at or prior to the Closing of the conditions precedent set forth in this Section 6.1 (unless any such condition shall be waived in writing by the PAC Parties):

                           (a)      No Material Adverse Changes.  There having
been no material adverse change in the condition of the business, operations, assets, rights, properties, liabilities, financial condition, customer or franchisee relations or prospects of PFP and any of the other Praxis Companies between the date hereof and the Closing Date.

                           (b)      Consents and Approvals Obtained.  Each of
the parties having obtained, prior to the Closing, all consents, approvals, waivers, and authorizations from governmental authorities, courts, lenders and other third parties whose consent, approval, waiver or authorization is reasonably necessary or advisable in order to consummate the transactions contemplated hereby.

                           (c)       Representations and Warranties True. Each
of the representations and warranties of PFP and the PFP Stockholders contained in this Agreement having been true and correct on and as of the date hereof and being true and correct on and as of the Closing Date with the same effect as though made on and as of the Closing Date (except with respect to those representations and warranties which speak as of a specified date other than the Closing Date, which representations and warranties need be true and correct only as of such specified date).

                           (d)      Compliance with Agreement.  PFP and the PFP
Stockholders having performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by PFP or the PFP Stockholders on or prior to the Closing Date.

                           (e)      Satisfactory Corporate Proceedings.  All
corporate and other proceedings to be taken by PFP and each of the other Praxis Companies in connection with the transactions contemplated hereby and all documents incident to such transactions being satisfactory in form and substance to the PAC Parties.

                           (f)      No  Injunctions or Restraining Orders;
Claims. There being no injunction, restraining order or decree of any nature whatsoever that is in effect which restrains or prohibits the consummation of the transactions contemplated hereby. No Person other than PFP or the PFP Stockholders having asserted, or threatened to assert, any claim that such Person has any rights in PFP Share Consideration or the Transferred Praxis Shares or any right to acquire or obtain beneficial ownership of any shares of the capital stock of PFP and any of the other Praxis Companies or that such Person is entitled to all or any portion of the consideration payable by the PAC Parties hereunder.

                           (g)      Approval By Board of Directors.   The terms
of this Agreement and the transactions contemplated hereby having been approved by the Board of Directors of PAC on behalf of itself and as the sole member of PAC Mexico.

                           (h)      Employment Agreements.  Jaime Valdes Raig
having entered into an Employment Agreement with PAC in form and content satisfactory to PAC in all respects (the "Employment Agreement"), and, subject to the occurrence of the Closing, the Employment Agreement being in full force and effect as of the Closing Date and Jaime Valdes Raig being ready, willing and able to perform his duties thereunder as of the Closing Date.

                           (i)      Agreements Not to Compete.  Each of PFP's
Stockholders having entered into an Agreement Not to Compete with

PAC in substantially the form attached hereto as Exhibit C (collectively, the "Agreements Not to Compete"), and, subject to the occurrence of the Closing, each such Agreement Not to Compete being in full force and effect as of the Closing Date.

                           (j)      Escrow Agreement.  PFP and the PFP
Stockholder having entered into the Escrow Agreement, and, subject to the occurrence of the Closing, such Escrow Agreement being in full force and effect as of the Closing Date.

                           (k)      Tax Assurances.  The PAC Parties having
received assurances, which must be satisfactory to the PAC Parties and their advisors in their sole and absolute discretion, as to the Mexican tax treatment of the transactions described in Article I of this Agreement, including (without limitation) (i) the opinion of PFP's tax counsel that the transaction described in Article I of this Agreement do not result in any Mexican taxation of PFP or any of the Praxis Companies, (ii) the letter ruling from the Mexican tax authorities which serves as the basis for the foregoing conclusion, and (iii) the evaluation of tax risks and benefits to PFP and the other Praxis Companies by PAC independent tax advisors at Ernst & Young.

                           (l)      Financial Statements.  The PAC Parties
having received the audited Financial Statements required by Section 3.8 of this Agreement.

                           (m)      Closing Documentation.  The PAC Parties
having received all of the documents, instruments or certificates required by
Section 7.2 hereof to be executed and delivered by PFP and the PFP Stockholders at the Closing or that PFP and the PFP Stockholders are required to cause to be executed and delivered to PAC Parties at the Closing under Section 7.2 hereof.

                           (n)      Intercompany Services Agreement.  PFP having
caused any of its Affiliates (including, without limitation, Praxis Bienes Raices, S.A. de C.V.) which presently provide personnel or services to PFP and any of the other Praxis Companies to execute written agreements to continue to provide such personnel or services to PFP and the other Praxis Companies after Closing on essentially the same terms and conditions as are in accordance with past practice, except to the extent that the PAC Parties and PFP mutually agree to modify any of such terms and conditions.

         Section 6.2 Conditions to the Obligations of PFP and the PFP Stockholders. The obligations of PFP and the PFP Stockholders to consummate the transactions contemplated hereby at the Closing and to perform their other obligations under this Agreement which are to be performed at and after the Closing are subject to the satisfaction at or prior to the Closing of the conditions precedent set forth in this Section 6.2 (unless any such condition shall be waived in writing by the PFP Representative):

                           (a)      Representations and Warranties True. Each of
the representations and warranties of the PAC Parties contained in this Agreement having been true and correct on and as of the date hereof and being true and correct on and as of the Closing Date with the same effect as though made on and as of the Closing Date.

                           (b) Compliance with Agreement. The PAC Parties having
performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by the PAC Parties on or prior to the Closing Date.

                           (c)      Satisfactory Corporate Proceedings.  All
corporate and other proceedings to be taken by the PAC Parties in connection with the transactions contemplated hereby and all documents incident to such transactions being satisfactory in form and substance to the PFP Representative.

                           (d)      No Injunctions or Restraining Orders. On the
Closing Date, there being no injunction, restraining order or decree of any nature whatsoever that is in effect which restrains or prohibits the consummation of the transactions contemplated hereby.

                           (e)      Employment Agreement.  PAC having entered
into the Employment Agreement with Jaime Valdes Raig, and, subject to the occurrence of the Closing, such Employment Agreement being in full force and effect as of the Closing Date.

                           (f)      Escrow Agreement.  PAC having entered into
the Escrow Agreement, and, subject to the occurrence of the Closing, such Escrow Agreement being in full force and effect as of the Closing Date.

                           (g)      Registration Rights Agreement.  PAC having
entered into a Registration Rights Agreement with PFP and the PFP Stockholders with regard to the PAC Common Shares substantially in the form attached hereto as Exhibit D (the "Registration Rights Agreement"), and, subject to the occurrence of the Closing, such Registration Rights Agreement being in full force and effect as of the Closing Date.

                           (h)      Closing Documentation.  PFP's Representative
having received all of the documents, instruments or certificates required by
Section 7.3 hereof to be executed and delivered by the PAC Parties at the Closing or that the PAC Parties is required to cause to executed and delivered to PFP or the PFP Stockholders at the Closing under Section 7.3 hereof.

                                  ARTICLE VII

                                    CLOSING

         Section 7.1 Closing. Closing shall take place at the offices of Miles & Stockbridge P.C., 10 Light Street, Baltimore, Maryland 21202 at 10:00 a.m., local time, on March 31, 1998, or at such other place and at such other time and date as may be mutually agreed upon in writing by the PAC Parties and the PFP Representative. All proceedings to be taken and all documents to be executed and delivered by the PFP Stockholders or PFP in connection with the consummation of the transactions contemplated hereby shall be reasonably satisfactory in form and substance to the PAC Parties and its counsel. All proceedings to be taken and all documents to be executed and delivered by the PAC Parties in connection with the consummation of the transactions contemplated hereby shall be reasonably satisfactory in form and substance to the PFP's Representative and its counsel. All proceedings to be taken and all documents to be executed and delivered on the Closing Date by the parties shall be deemed to have been taken and executed simultaneously, and no proceedings shall be deemed taken nor any documents executed or delivered until all have been taken, executed or delivered.

         Section 7.2 Documents to be Delivered at Closing by PFP and the PFP Stockholders. At the Closing, PFP and the PFP Stockholders shall deliver, or shall cause to be delivered, to PAC Parties each of the documents listed on the List of Closing Documents attached hereto as Exhibit I and made a part hereof for which Praxis is designated as being responsible and such other documents, instruments or agreements as may be reasonably requested by the PAC Parties to effectuate the transactions contemplated by this Agreement.

         Section 7.3 Documents to be Delivered by the PAC Parties. At the Closing, the PAC Parties shall deliver to the PFP Representative each of the documents listed on the List of Closing Documents attached hereto as Exhibit I and made a part hereof for which PAC is designated as being responsible and such other documents, instruments or agreements as may be reasonably requested by the PFP Representatives to effectuate the transactions contemplated by this Agreement.


                                  ARTICLE VIII

                 OTHER COVENANTS AND AGREEMENTS OF THE PARTIES

         Section 8.1 Referral of Customers and Suppliers. From and after the Closing, PFP and the PFP Stockholders shall use their respective best efforts to facilitate the transfer to the PAC Parties of the relationships of PFP and the PFP Stockholders with the customers and suppliers of the business of the Praxis

Companies, and shall provide such reasonable assistance to the PAC Parties in such regard as may be requested by the PAC Parties from time to time. The PFP Stockholders hereby appoint the PFP Representative to act on their behalf for this purpose.

         Section 8.2 Waiver of Claims by the PFP Stockholders. Each of the PFP Stockholders hereby waives any and all claims that he may now or hereafter have against PFP or any of the other Praxis Companies in his capacity as an officer or director, or former officer or director, for indemnification, contribution or otherwise which have arisen or may arise under the charter or bylaws of PFP or any of the other Praxis Companies, as amended, or under Applicable Law in respect of any matters that may have arisen or occurred prior to and through the Closing Date, except for the claim of DISA for the payment of U.S. $3,482,865 in debt owed to it by PFP which is to be repaid in full at Closing in accordance with the transactions described in Article I of this Agreement.

         Section 8.3 Use of Certain Trademarks and Tradenames. From and after the Closing, none of the PFP Stockholders (nor any entity in which they may have an indirect or direct interest) shall use after the Closing Date the tradenames "Precision Tune," "ACC-U-TUNE," "Jagged Line Design," "Precision Tune & Jagged Line," "Precision Guard," "Precision Tune Auto Care & Design," or any other tradename, trademark, service mark or logo related to the Precision Tune franchise business formerly conducted by the Praxis Companies, or any trademarks, service marks, logos or tradenames that are confusingly similar thereto or that are a translation or transliteration thereof into any language or alphabet, in connection with any business that is the same as or similar to the Precision Tune franchise business formerly conducted by the Praxis Companies.

         Section 8.4       Post-Closing Financial Statements.

                           (a)      Delivery of Financial Statements. Following
Closing, the PFP Stockholders shall promptly provide the PAC Parties with copies of all financial statements (audited and unaudited) of PFP and the other Praxis Companies relating to periods of time prior to and through the Closing Date and provide the PAC Parties' auditors with management letters and other appropriate assurances with respect to such financial statements that may reasonably be requested by the PAC Parties and which have not been provided previously to the PAC Parties, including, without limitation, all audited and unaudited financial statements of PFP and the other Praxis Companies that shall be required by PAC in order to make any and all necessary filings with the United States Securities and Exchange Commission and other Governmental Authorities. The PFP Stockholders shall also promptly provide to PAC consents from PFP's independent accountants to the inclusion of their audit reports relating to PFP and any of the other Praxis Companies in filings with the United States Securities and Exchange Commission (or in any disclosure documents PAC may utilize in connection with an offering of its securities), "comfort letters," and such other assurances from the independent accountants of PFP that may be reasonably requested by PAC or any underwriter, placement agent or purchaser of the securities of PAC with respect to any financial statements provided to the PAC Parties pursuant to this Section.

                           (b)      Preparation of Financial Statements. Each of
the financial statements provided by the PFP Stockholders to the PAC Parties, if any, pursuant to this Section shall be prepared in accordance with GAAP (and Regulation S-X promulgated by the United States Securities and Exchange Commission), and the PFP Stockholders covenant and agree that all such financial statements shall fairly present the financial condition and results of operations of PFP and the other Praxis Companies at and for the dates and periods indicated in such financial statements. The costs and expenses of preparing the 1997 Financial Statements in accordance with GAAP (and Regulation S-X promulgated by the United States Securities and Exchange Commission) shall be divided equally and paid for by the PFP Stockholders and the Praxis Companies. The costs and expenses of preparing the financial statements of the Praxis Companies for any other period in accordance with GAAP (and Regulation S-X promulgated by the United States Securities and Exchange Commission) shall be borne and paid for by the Praxis Companies.

         Section 8.5       [Intentionally Blank]

         Section 8.6 Confidentiality. Each of the parties hereto for themselves and their respective officers, directors, employees, stockholders and representatives, shall hold in confidence all information, books, records and documents acquired from any other party hereto prior to, on, or after the date hereof in the course of negotiation of the transactions contemplated hereby or pursuant to the provisions hereof and will not disclose the same to any third party except as required by law or as permitted by Section 5.5, or except to the extent necessary to (a) respond to lawful process, (b) comply with Applicable Law, (c) establish a lawful claim or defense, or (d) obtain reasonably necessary advice of counsel. Should the transactions contemplated hereby not be consummated for any reason, each party shall promptly return to the other all originals and copies of such documents and other written information obtained from the other in the course of such negotiations or pursuant hereto and shall promptly destroy all evaluations and studies prepared by it or by any of its representatives on the basis of such information, books, records or documents. The foregoing shall not apply to information concerning PFP and the other Praxis Companies which was known to the PAC Parties or was in the public domain at the time it was disclosed to the PAC Parties or which subsequently entered the public domain through no wrongful act of the PAC Parties, nor shall the PAC Parties be bound by this provision after the Closing with respect to any information concerning PFP or the other Praxis Companies or PFP's ownership and operation thereof.

         Section 8.7 Cooperation. From and after the Closing until the expiration of all relevant statutes of limitations for tax matters under Mexican Law, the PFP Stockholders shall cooperate fully with the PAC Parties and shall provide such assistance as may be reasonably requested by the PAC Parties in connection with the preparation of all financial statements and Tax Returns relating to PFP and the other Praxis Companies and with respect to all matters relating to Taxes of the Praxis Companies, including, without limitation, the defense or prosecution of any Contest, and shall keep the PAC Parties informed as to any issue relating to Taxes of which the PFP Stockholders may become aware which could have a bearing on the responsibilities of PFP and the other Praxis Companies or the PAC Parties for Taxes or the preparation of financial statements. The PFP Stockholders hereby appoint the PFP Representative to act on their benefit for this purpose.

         Section 8.8       Tax Returns.

                           (a)      Pre-Closing Periods.  The Praxis Companies
shall timely and accurately file, or cause to be filed, all Tax Returns for Taxes (and all amendments thereto) required to be filed by or on behalf of PFP and the other Praxis Companies for any taxable year or taxable period ending on or before the Closing Date, including any taxable period that ends on the Closing Date (all such periods described in this Section being referred to herein as "Pre-Closing Periods"); provided, however, that the PAC Parties shall have a reasonable opportunity to review all such Tax Returns and amendments thereto prior to the filing thereof. The Praxis Companies shall not take any position on such Tax Returns that relate to PFP and the other Praxis Companies that would adversely affect PFP and the other Praxis Companies or the PAC Parties after the Closing Date. The Praxis Companies shall pay for and be solely responsible for the costs of preparing and filing the Tax Returns for the Pre-Closing Period.

                           (b)      Post-Closing Periods.  The PAC Parties shall
be responsible for the timely preparation and filing of all Tax Returns of PFP and the other Praxis Companies for any taxable year or period beginning after the Closing Date and for any taxable period beginning prior to and ending after the Closing Date (all such periods described in this Section bering referred to as "Post-Closing Periods"). The PAC Parties shall pay and be responsible for, and shall be entitled to all refunds and credits of, all Taxes (together with reasonable attorney's fees and any legal or other expenses for investigating or defending any actions with respect to Taxes) payable by PFP and the other Praxis Companies with respect to any Post-Closing Period.

                           (c)      Bridge Periods.  If, for any Income Tax
purpose, a taxable year or taxable period of PFP or any of the other Praxis Companies which begins before the Closing Date and ends after the Closing Date (a "Bridge Period") does not terminate on the Closing Date, and the PAC Parties have the responsibility to pay Taxes for all or a portion of the Bridge Period, the parties hereto will, to the extent permitted by Applicable Law, elect with the relevant Tax Authority to treat the portion of the Bridge Period on or before the Closing Date (a "PFP Period") for all purposes as a short taxable period ending as of the close of the Closing Date and such short taxable period shall be treated as a Pre-Closing Period for purposes of this Agreement and the portion of the Bridge Period after the Closing Date (the "PAC Period") shall be treated as a Post-Closing Period for purposes of this Agreement. In any case where Applicable Law does not permit such an election to be made, then, for purposes of this Agreement, for the Bridge Period shall be allocated between the PFP Period and the PAC Period using an interim-closing-of-the-books method assuming that such taxable period ended at the close of business on the Closing Date, except that exemptions, allowances or deductions that are calculated on an annual basis (such as the deduction for depreciation) shall be apportioned on a per diem basis.

                                 (i)        The PAC Parties shall cause PFP and
the other Praxis Companies to prepare and file all Tax Returns and pay all Taxes due, if any, with respect to PFP and the other Praxis Companies for any Bridge Period that does not terminate on the Closing Date, for which it is responsible to pay Taxes in whole or in part, provided that the satisfy their obligations as set forth in this Section 8.8(c)(i). The PFP Representative shall promptly deliver to the PAC Parties work papers relating to Taxes due for the PFP Period, certified by the PFP Representative, setting forth in detail all information required to complete the applicable Tax Returns. Upon notice from the PAC Parties, the PFP Stockholders shall pay to the PAC Parties the Taxes for the PFP Period on or before the second business day prior to the due date for the payment of such Taxes, by wire transfer of immediately available funds to the account designated by the PAC Parties. In the event that the PFP Stockholders fail to make the payments required by this Section 8.8(c)(i) to the PAC Parties prior to the date any payment for Income Taxes as described in this Section 8.8(c)(i) is due, such required payment shall bear interest from such due date until paid, at the underpayment rate of interest determined under Applicable Law.

                                (ii) The PAC Parties shall have exclusive
control over and responsibility to conduct any Contest for a Post-Closing Period and for a Bridge Period if the Contest for a Bridge Period relates solely to the PAC Parties; provided, however, that the PAC Parties shall not enter into any agreement in compromise or settlement of such Contest which could affect a Pre-Closing Period or a PFP Period without the written consent of PFP Representative.

                               (iii)        Unless the PAC Parties agree in
writing to waive any claim for indemnification under Section 10.3 with respect thereto, the PFP shall have exclusive control over and responsibility to conduct any Contest for a Pre-Closing Period and for a Bridge Period if the Contest for a Bridge Period relates solely to the PFP Stockholders' Period; provided, however, that the PFP Stockholders shall not enter into any agreement in compromise or settlement of such Contest which could affect a Post-Closing Period or a PAC Period without the written consent of the PAC Parties.

                                (iv)        The PAC Parties shall notify the PFP
Representative in writing promptly upon receipt by PFP or any other Praxis Company of notice of any Contest or assessment relating thereto for Pre-Closing Period or a Bridge Period. Failure of the PAC Parties to so notify the PFP Representative shall not relieve the PFP Stockholders from any liability under this Section 8.8 or Section 10.3 except to the extent it is proven that the PFP Stockholders suffered actual prejudice in connection with or in defending against a Contest. The PFP Representative shall notify the PAC Parties in writing promptly upon receipt by the PFP Stockholders of notice of any Contest or assessment relating to a Post-Closing Period or a Bridge Period.

                                 (v)        The PAC Parties and the PFP
Stockholders agree to jointly control and conduct any Contest for a Bridge Period that relates to both the PFP Period and the PAC Period. The PFP Stockholders and the PAC Parties agree to cooperate fully with each other with respect to defending or answering any such Contest and to provide each other with all materials, information and documents as reasonably requested by the other. Neither the PAC Parties nor the PFP shall be liable for any portion of any settlement of any contest for a Bridge Period that relates to both the PFP Stockholders' Period and the PAC Period effected without its written consent, provided such consent was not unreasonably withheld.

                                (vi)        Except as otherwise provided in this
Agreement and subject to the allocation of liabilities for Taxes, the PFP Stockholders and the PAC Parties agree to cooperate fully with each other with respect to the preparation of all Tax Returns and with respect to all matters relating to Taxes, and to keep each other advised as to any issue relating to Taxes which could have a bearing on such other party's responsibilities hereunder.

                               (vii)        In any Contest controlled by the PFP
Stockholders, the PAC Parties will take, and will cause PFP and each other Praxis Company to take, such action as the PFP Representative may by written notice reasonably request in connection with such Contest (including the payment of a Tax preparatory to filing a claim for refund of such Tax); provided that the PFP Stockholders shall first pay the amount of such Tax to the PAC Parties.

                           (d)      Changes by PFP.  Without the prior written
consent of the PAC Parties, which consent may be granted or withheld in the PAC Parties' sole and absolute discretion, the PFP Stockholders shall not, to the extent that it may affect or relate to PFP or any of the other Praxis Companies, make or change any tax election, change any annual tax accounting period, adopt or change any method of tax accounting, file any amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment, surrender any right to claim a Tax refund, consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment or take or omit to take any other action, if any such action or omission would have the effect of increasing the Post-Closing Period Tax liability of PFP or any of the other Praxis Companies.

         Section 8.9 PAC Board Seat. In respect of the PAC Common stock to be issued to PFP at Closing, the management of PAC agrees to nominate and to support the nomination of Mauricio Zambrano Villarreal as a Class I Director of PAC with a term expiring at the annual meeting of PAC's stockholders to be held in 2001.


                                   ARTICLE IX

                            [INTENTIONALLY OMITTED]




                                   ARTICLE X

          INDEMNIFICATION AND SURVIVAL OF REPRESENTATIONS, WARRANTIES
                            COVENANTS AND AGREEMENTS

         Section 10.1      Indemnification.

                           (a)      By the PFP Stockholders.  From and after the
Closing Date, subject to the limitations set forth in Section 10.4, the PFP Stockholders, jointly and severally, shall defend, indemnify and hold harmless the PAC Parties for, from and against all demands, suits, claims, actions or causes of action, assessments, losses, damages, liabilities, costs, judgments and expenses, including, without limitation, interest, penalties, reasonable attorneys' fees, disbursements and expenses, and reasonable consultants' fees, disbursements and expenses (collectively, the "PAC Parties Losses"), imposed on, or incurred by the PAC Parties or any of its Affiliates, based upon, arising out of, asserted against or resulting from, directly or indirectly, (i) the inaccuracy or untruth of any of the representations made by PFP or the PFP Stockholders pursuant to this Agreement or in Exhibit B or any Schedule to this Agreement or in any certificate, document or instrument executed and delivered by PFP or the PFP Stockholders in connection with this Agreement, (ii) the breach by

PFP or any of the PFP Stockholders of any of the warranties made by the PFP Stockholders in this Agreement or in any Exhibit or Schedule to this Agreement or the failure by PFP or any of the PFP Stockholders to perform, observe or comply with, any of their respective covenants or agreements contained in this Agreement; (iii) the breach by PFP or any of the PFP Stockholders of, or the failure of PFP or any of the PFP Stockholders to perform, observe or comply with, any of its covenants or agreements to be performed, observed or complied with by PFP or any of the PFP Stockholders prior to or at the Closing; (iv) any liabilities, obligations, duties, indebtedness or responsibilities of PFP or any of the PFP Stockholders, of any nature whatsoever; (v) the operation of the business of PFP or any of the other Praxis Companies prior to the Closing; (vi) any claims asserted against PFP or any of the other Praxis Companies, whether in the nature of product liability claims or otherwise, with respect to shipments of goods, products or services by PFP or any of the other Praxis Companies following the Closing of any product or goods packaged or services performed by PFP or any of the other Praxis Companies prior to the Closing; (vii) the matters disclosed in the Schedules to this Agreement or (viii) any action, suit, proceeding, investigation, assessment or judgment incident to any of the foregoing.

                           (b)      By the PAC Parties.  From and after the
Closing Date, subject to the limitations set forth in Section 10.4, the PAC Parties shall indemnify and hold harmless the PFP Stockholders for, from and against all demands, suits, claims, actions or causes of action, assessments, losses, damages, liabilities, costs, judgments and expenses, including, without limitation, interest, penalties, reasonable attorneys' fees, disbursements and expenses, and reasonable consultants' fees, disbursements and expenses (collectively "the PFP Stockholders' Losses"), imposed on, or incurred by any of the PFP Stockholders, based upon, arising out of, asserted against or resulting from, directly or indirectly, (i) the inaccuracy or untruth of any or the representations made by the PAC Parties pursuant to this Agreement or in any certificate, document or instrument executed and delivered by the PAC Parties in connection with this Agreement, (ii) the breach by the PAC Parties of any of the warranties or covenants made by the PAC Parties in this Agreement or the failure by the PAC Parties to perform, observe or comply with, any of their covenants or agreements to be performed, observed or complied with by the PAC Parties prior to or at the Closing, or (iii) any action, suit, proceeding, investigation, assessment or judgment incident to any of the foregoing.

                           (c)       Interest on Losses. The amount of any PAC
Parties Losses or PFP Stockholders' Losses for which any party is entitled to be indemnified by the other pursuant to the terms of this Section 10.1 shall bear interest from and after the date on which the same shall be incurred by the party entitled to such indemnification until paid in full at a per annum rate of interest of 8%.

         Section 10.2      Third Party Claims.

                           (a)      Claims.  In the event that subsequent to the
Closing Date, any claim is asserted, any event occurs or any proceeding (including governmental investigations or audits) is instituted relating to any matter as to which any of the PFP Stockholders or the PAC Parties or any of its Affiliates are entitled to indemnification pursuant to this Agreement (the "Indemnified Party"), as soon as practicable after such Indemnified Party receives any notice or otherwise becomes aware of any such claim, proceeding or event, the Indemnified Party shall notify the other party (the "Indemnifying Party") in writing; provided, however that the failure of the Indemnified Party to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability under this Article, except to the extent it is proved that the Indemnifying Party suffered actual prejudice in connection with or in defending against such claim.

                           (b)      Defense of Claims.  If any action is brought
against the Indemnified Party in respect thereof, the Indemnifying Party shall be entitled to participate in the defense of such action and, to the extent that the Indemnifying Party may wish, to assume sole control over the defense and settlement of such action; provided, however, that:

                                 (i)        the Indemnified Party shall be
entitled to participate in the defense of such action and to employ counsel at its own expense to assist in the handling of such action;

                                (ii)        the Indemnifying Party shall obtain
the prior written approval of the Indemnified Party before entering into any settlement of such action or ceasing to defend against such action; and

                               (iii)        the Indemnifying Party shall notify
the Indemnified Party of its election to assume control of the defense of any such action within 15 days after receipt of written notice of the action from the Indemnified Party.

         Notwithstanding the foregoing, however, the Indemnifying Party shall not be entitled to assume sole control over the defense and settlement of any claim, proceeding or action relating to any matter as to which the Indemnified Party may be entitled to indemnification pursuant to this Agreement if:

                                 (i)        the claim, proceeding or action
relates to, could result in, or arises in connection with any criminal proceeding, action, indictment, allegation or investigation of any officer or employee of the Indemnified Party;

                                (ii)        the claim, proceeding or action
could result in or cause a material adverse effect on the Indemnified Party in the reasonable judgment of the Indemnified Party;

                               (iii)        the claim, proceeding or action is
one which seeks principally injunctive or equitable relief against the Indemnified Party or to the extent that the claim, proceeding or action does not seek injunctive or equitable relief, but a party has entered a motion seeking such relief; or

                                (iv)        a court, Governmental Authority or
other arbiter of the claim, proceeding or action rules that the Indemnifying Party failed or is failing to adequately protect the Indemnified Party's interests, rights or remedies.

                           (c)       Legal Expenses.  After written notice by
the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of any such action in accordance with the foregoing, (i) the Indemnifying Party shall not be liable to the Indemnified Party, for any legal or other expenses (other than expenses of investigation) subsequently incurred by any of such persons in connection therewith except in cases where the Indemnified Party shall be advised in writing by reputable legal counsel that it may have defenses available to it which are inconsistent with or contrary to the defenses available to the Indemnifying Party in connection with such action, and (ii) as long as the Indemnifying Party is reasonably contesting such action in good faith, the Indemnified Party shall not admit any liability with respect to, or settle, compromise or discharge the claim underlying such action without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. If the Indemnifying Party does not elect to assume control over the defense or settlement of an action as provided in Section 10.2(b), the Indemnified Party shall have the right to defend the action and related claims in any reasonable manner as they may deem appropriate.

         Section 10.3      Tax Indemnification.

                           (a)      Subject to the limitation set forth in
Section 10.4, the PFP Stockholders hereby jointly and severally indemnify the PAC Parties and each Praxis Company (including PFP) against and agrees to hold the PAC Parties and each Praxis Company (including PFP) harmless from any (i) Tax of the Praxis Companies (including PFP) related to the Tax Indemnification Period, (ii) Tax of the Praxis Companies (including PFP) resulting from a breach of the provisions of Section 8.8, and (iii) liabilities, costs, expenses (including, without limitation, reasonable expenses of investigation and attorneys' fees and expenses), losses, damages, assessments, settlements or judgments arising out of or incident to the imposition, assessment or assertion of any Tax described in (i) or (ii), including those incurred in the contest in good faith in appropriate proceedings relating to the imposition, assessment or assertion of any such Tax, and any liability as transferee (the sum of (i), (ii), and (iii) being referred to herein as a "Loss"). The PFP Stockholders shall be entitled to all refunds and credits for any Pre-Closing Tax Period.

                           (b)      For purposes of this subsection, in the case
of any Taxes that are imposed on a periodic basis and are payable for a Tax period that includes (but does not end on) the Closing Date, the portion of such Tax related to the portion of such Tax period ending on and including the Closing shall (i) in the case of any Taxes other than payroll, gross receipts, sales or use Taxes and Taxes based upon or related to income, be deemed to be the amount of such Tax for the entire Tax Period multiplied by a fraction the numerator of which is the number of days in the Tax period ending on and including the Closing Date and the denominator of which is the number of days in the entire Tax period, and (ii) in the case of any Tax based upon or related to income and any payroll, gross receipts, sales or use Tax, be deemed equal to the amount which would be payable if the relevant Tax period ended on and included the Closing Date. The portion of any credits relating to a Tax period that begins before and ends after the Closing Date shall be determined as though the relevant Tax period ended on and included the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of the Praxis Companies.

                           (c)      No investigation by the PAC Parties or any
of its Affiliates at or prior to the Closing Date shall relieve the PFP Stockholders of any liability hereunder.


         Section 10.4 Limitation on Indemnity Obligation. Notwithstanding the provisions of Section 10.1 and 10.3, no Indemnified Party shall be entitled to indemnification from the Indemnifying Party hereunder until the aggregate amount of all PAC Parties Losses or PFP Stockholders' Losses, as applicable, incurred by the Indemnified Party exceeds U.S. $100,000 or the foreign currency equivalent thereof (the "Indemnification Threshold"). In the event the aggregate amount of all PAC Parties Losses exceeds the Indemnification Threshold, the Share Holdback shall be applied to satisfy the amounts of PAC Parties Losses in excess of the Indemnification Threshold. The Share Holdback shall be PAC Parties' exclusive remedy and source of compensation for the indemnification for money damages provided by the PFP Stockholders hereunder. As provided in the Escrow Agreement, the portions of the Share Holdback attributable to each of the PFP Stockholders shall be applied on a pro rata basis to satisfy the PAC Parties Losses. Accordingly, the PAC Parties shall not be entitled to proceed against the PFP Stockholders individually for money damages in the event that the PAC Parties' Losses exceed the Share Holdback or arise after the termination of the Escrow Agreement in accordance with its terms, unless a claim is notified to the Escrow Agent and the PFP Representative during the term of the Escrow Agreement. Notwithstanding the foregoing, the limitations set forth in this Section 10.4 shall not apply to PAC Parties Losses or PFP Stockholders' Losses that occur as a result of (i) the breach by any of the PFP Stockholders of a covenant contained in this Agreement, or (ii) fraudulent misrepresentations or acts.

         Section 10.5 Set-Off Rights of the PAC Parties; Manner of Payment of Claims by the PFP Stockholders or the PAC Parties.

                           (a)      Share Holdback.  The PACParties shall have
the right to set-off against the Share Holdback securing the obligation of the PFP Stockholders to provide the indemnification of the PAC Parties and its Affiliates contemplated by this Article X (the "Indemnity Share Holdback") the entire amount of any PAC Parties Losses for which PAC Parties determines in good faith that it and its Affiliates is entitled to indemnification from the PFP Stockholders under Sections 10.1 and 10.3 in the manner contemplated by the Escrow Agreement. The terms of the Escrow Agreement shall provide that the Escrow Agent shall deliver to PAC the portion of the Indemnity Share Holdback returned to PAC pursuant to this Section, together with any stock distributed in respect of such PAC Common Shares.

                           (b)      Exercise of Set-Off Rights.  The rights to
set-off described in Section 10.4(a) shall be exercised as follows:

                                 (i)        The PAC Parties shall deliver
         written notice to PFP's Representative of each claim for indemnification for which the PAC Parties desires to exercise its right to set-off.

                                (ii) The PFP Representative shall then have fifteen days (which period may be extended by mutual consent in writing) following receipt of such notice in which to accept or dispute each such claim, in whole or in part. To the extent that any such claim is not disputed in writing by the PFP Representative within such fifteen day period, such claim shall be deemed to have been accepted by the PFP Representative, and the PAC Parties shall be entitled to set-off the entire amount of such claim against the Indemnity Share Holdback.

                               (iii) In the event that the PFP Representative shall dispute any claim of the PAC Parties, in whole or in part (hereafter a "Contested Claim"), the portion of the Indemnity Share Holdback equal to the amount of the Contested Claim shall be retained by the Escrow Agent. The Escrow Agent shall hold the portion of the Indemnity Share Holdback until the Contested Claim has been resolved by agreement of the parties or until otherwise ordered by a court of competent jurisdiction, all in the manner specified by the terms of the Escrow Agreement. The Escrow Agent shall be instructed to promptly disburse the amount of the Contested Claim to the party entitled thereto (as determined by agreement of the parties or by order of court) upon receipt of joint, written instructions from PAC Parties and the PFP Representative to that effect or upon presentation of a certified copy of an order of a court of competent jurisdiction by either party.

                           (c)      Payments by PAC Parties.  Notwithstanding
anything to the contrary herein, any liability of the PAC Parties under this Agreement for PFP Stockholders' Losses shall be satisfied solely through the issuance of additional PAC Common Shares, such additional PAC Common Shares to be valued at the then prevailing market price per share (subject to equitable adjustment to account for any reclassification, recapitalization, reorganization, split-up, combination, exchange of shares or readjustment, or a stock dividend or other extraordinary distribution (other than a nonliquidating cash dividend) in respect of or affecting the PAC Common Shares which is effected after the Closing Date and prior to the issuance of such additional PAC Common Shares) and to be issued on a pro rata basis to the PFP Stockholders based on their relative equity interests in PFP immediately prior to Closing as set forth on Schedule I.

         Section 10.6 Survival of Representations, Warranties, Covenants and Agreements.

                           (a)      Survival in General.  Except as otherwise
provided in this Agreement, all of the representations, warranties, covenants and agreements of the parties contained in this Agreement shall survive the Closing.

                           (b)      Survival of Representations and Warranties.
Except as provided below, the representations and warranties contained in or made pursuant to this Agreement and the indemnity obligations set forth in Sections 10.1(a) and 10.1(b) hereof with respect to breaches of them shall terminate on, and no claim or action with respect thereto may be brought after, the Indemnity Termination Date; provided, however, that such representations and warranties, and the related indemnity obligation of any party with respect thereto, shall not terminate with respect to any claim, whether or not fixed as to liability or liquidated as to amount, with respect to which such party has been given written notice prior to the expiration thereof.

                           (c)      Survival of Covenants and Agreements. Each
of the covenants of the parties contained in or made by the parties pursuant to the terms of this Agreement which are to be performed by the parties at and after the Closing, other than the indemnity obligations of the parties with respect to representations and warranties (which shall survive the Closing as provided for in the foregoing provisions of this Section), shall survive the Closing until the same shall have been performed or discharged in full.

                           (d)      Effect of Due Diligence by the PAC Parties.
Notwithstanding any investigation or audit conducted by the PAC Parties prior to the Closing, the PAC Parties shall be entitled to rely upon the representations and warranties of PFP and the PFP Stockholders which are set forth in this Agreement, including all representations and warranties made by PFP and the PFP Stockholders in any Schedules to this Agreement, and such representations and warranties shall not be deemed to have been waived or otherwise affected by any such investigation or audit or any knowledge attributable to the PAC Parties.

         Section 10.7 Unlimited Indemnification relating to certain Tax and Contingent Liabilities of the Praxis Companies.


                  (a) The Ernst & Young report to the PAC Parties regarding the tax attributes of the Praxis Companies describes four principal potential tax liabilities of the Praxis Companies as follows:

                           (i) failure to document interest payments on certain intercompany loans;

                           (ii) failure to file the required information returns
                  regarding income tax withholding for royalties, franchise rights and related late interest payments made to PAC Affiliates under franchise agreements for the period 1994 to 1997;

                           (iii) unavailability of asset tax exemptions for 1995; and

                           (iv) lack of independent valuation of the Retained
                  Praxis Companies upon which to base the taxable gain on sale.

                  (b)      Section 3.10 of this Agreement and the related
Schedule 3.10 disclose the existence of certain contingent liabilities of the Praxis Companies for the lease obligations of the Retained Praxis Companies or their Affiliates. The PFP Stockholders hereby agree to use all commercially reasonable efforts to have these and any other contingent liabilities of the Praxis Companies which do not relate to obligations of other Praxis Companies released in writing prior to or after the Closing Date.

                  (c) The PFP Stockholders hereby, jointly and severally, indemnify the Praxis Companies and the PAC Parties for any liability which any of the Praxis Companies may incur as a result of any of the potential liabilities described in clauses (a) or (b) of this Section 10.7, including interest penalties, fines and costs associated therewith. The indemnification obligations of the PFP Stockholders shall not be limited under Section 10.4 of this Agreement; however, the PAC Parties may, in their discretion, offset their losses against the Share Holdback. In addition, the indemnification obligations of the PFP Stockholders under this Section 10.7 shall run for the entire period from the Closing until the expiration of the applicable Mexican tax statute of limitations in the case of clause (a) and for the entire period from Closing until the release of the applicable Praxis Company guarantees in the case of clause (b).


                                   ARTICLE XI

                                 MISCELLANEOUS

         Section 11.1 Expenses. All legal, accounting, investment banking and other costs and fees incurred by the PFP Stockholders or PFP in connection with the transactions contemplated by this Agreement shall be borne and paid for solely by the PFP Stockholders and the PFP Stockholders shall reimburse PFP for any such fees that have been paid by PFP prior to the date of this Agreement. All legal, accounting, investment banking and other costs and fees incurred by the PAC Parties in connection with the transactions contemplated by this Agreement shall be borne and paid for by the PAC Parties.

         Section 11.2 Entire Agreement. This Agreement, together with the Collateral Agreements, constitutes the entire agreement and understanding between the parties hereto in respect of the matters set forth herein, and all prior negotiations, writings and understandings relating to the subject matter of this Agreement are merged herein and are superseded and canceled by this Agreement.

         Section 11.3 Amendment and Waiver. This Agreement may be amended, modified, supplemented or changed in whole or in part only by an agreement in writing making specific reference to this Agreement and executed by each of the parties hereto. Any of the terms and conditions of this Agreement may be waived in whole or in part, but only by an agreement in writing making specific reference to this Agreement and executed by the party that is entitled to the benefit of the term or condition being waived. The failure of any party hereto to insist upon strict performance of or compliance with the provisions of this Agreement shall not constitute a waiver of any right of any such party hereunder or prohibit or limit the right of such party to insist upon strict performance or compliance at any other time.

         Section 11.4 Binding Agreement and Successors. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         Section 11.5 Assignment. This Agreement and the rights of the parties hereunder may not be assigned, and the obligations of the parties hereunder may not be delegated, in whole or in part, by any party without the prior written consent of the other parties hereto.

         Section 11.6 No Third Party Beneficiaries. Nothing in this Agreement is intended to confer any rights or remedies upon any

Person other than the parties hereto and the Indemnified Parties under Article
X.

         Section 11.7 Notices. Any notice, request, instruction or other document or communication required or permitted to be given under this Agreement shall be in writing and shall be deemed given (i) five days after being deposited in the mail, postage prepaid, certified or registered mail, (ii) on the next business day after delivery to a reputable overnight delivery service such as Federal Express; provided that such service is instructed to make overnight delivery, or (iii) upon personal delivery if delivered or addressed to the addresses set forth below or to such other address as any party may hereafter specify by written notice to the other parties hereto:

                           (a) If to the PFP Stockholders, delivered or mailed to:

                           Jaime Valdes Raig
                           Diamante 117 Col. Pedregal Del Valle
                           San Pedro Garza Garcia, N.L. CP  66221

                           and

                           Juan Antonio Andrade Rosado
                           Penas 2301
                           Col. La Cima
                           Garza, Garcia, N.L. CP  66230

                           and

                           Desarrollo Integrado, S.A. de C.V.
                           Blvd. Diaz Ordaz #200
                           Col. Santa Maria
                           Monterrey, N.L. CP  64650

                           with a copy to:

                           Snr. Luis F. Gonzalez-Paras
                           Santos-Elizondo-Cantu-Rivera
                             Garcia-Gonzalez-De la Garza, S.C.
                           Edificio Losoles Desp B-33
                           Ave. Lazaro Cardenas 2400 Pte.
                           Apdo. Postal 497 Col. Del Valle
                           San Pedro Garza Garcia, N.L. Mexico  66250

                           (b) If to the PAC Parties, delivered or mailed to:

                           Precision Auto Care, Inc.
                           748 Miller Drive S.E.
                           Leesburg, Virginia  20175
                           Attention:  John F. Ripley
                                       President and Chief Executive Officer
                           with copies delivered or mailed to:

                           John B. Frisch, Esquire
                           Miles & Stockbridge P.C.
                           10 Light Street
                           Baltimore, Maryland 21202-1487

         Section 11.8 Further Assurances. The parties hereto each agree to execute, make, acknowledge, and deliver such instruments, agreements and other documents as may be reasonably required to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby.

         Section 11.9 Article and Section Headings. The Article and Section headings contained in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning or interpretation of this Agreement or any of its terms and conditions.

         Section 11.10 Governing Law; Consent to Jurisdiction. This Agreement shall be construed and enforced in accordance with and shall be governed by the laws of State of New York, United States of America, without regard to its principles of conflict of laws. PFP, each of the PFP Stockholders and the PAC Parties hereby submit to the non-exclusive jurisdiction of any New York court or federal court sitting in New York over any suit, action or proceeding arising out of or relating to this Agreement. PFP and each of the PFP Stockholders hereby irrevocably appoint Luis F. Gonzalez Paras, Santos, Elizondo, Cantu, Rivera, Garcia, Gonzalez, De la Garza, S.C., Edificio Losoles Desp. B-33, Av. Lazaro Cardenas 2400 Pte., Apdo. Postal 497 Col. Del Valle, Garza Garcia, N.L. 66250 MEXICO, as agent to accept service of process for them and on their behalf in any proceeding brought pursuant to the provisions of this Agreement and the Collateral Agreements. Final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon the parties and may be enforced in any court to the jurisdiction of which any of the parties is subject, by a suit upon the judgment.

         Section 11.11 Certain Definitions. The following terms, whenever used in capitalized form in this Agreement, shall have the following meanings:

                  "Affiliate" shall mean any Person that directly or indirectly controls, is controlled by, or is under common control with the Person in question. For purposes of determining whether a Person is an Affiliate, the term "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of securities, contract or otherwise.

                  "Affiliate Group" shall mean, individually and collectively
(i) the Praxis Companies, (ii) PFP, and (iii) any

Person as to which the Praxis Companies are potentially liable for Taxes incurred by such Person pursuant to Applicable Laws or with which the Praxis Companies file a consolidated, combined or unitary Tax Return with such Person.

                  "Applicable Laws" shall mean any law, statute, ordinance, code, rule, regulation, standard, ruling, decree, judgment, award, order or other requirement of any Governmental Authority that is applicable to PFP, the PFP Stockholders, the PAC Parties or business, assets or properties of the Praxis Companies.

                  "Balance Sheet" shall mean the audited, consolidated balance sheet of the Praxis Companies as at December 31, 1997.

                  "Balance Sheet Date" shall mean December 31, 1997.

                  "Benefit Arrangements" shall mean all life and health benefits, hospitalization, savings, bonus, deferred compensation, profit sharing, incentive compensation, severance pay, disability, sick pay, vacation pay, holding pay, stock option, award or similar plans, and fringe benefit plans, individual employment and severance contracts and other policies and practices, whether written or oral, providing employee or executive compensation or benefits to Employees or their dependents, other than Retirement Plans and Ex Gratia Arrangements.

                  "Closing" shall mean the consummation of the transactions contemplated by this Agreement.

                  "Closing Date" shall mean the date on which the Closing actually shall occur pursuant to this Agreement.

                  "Collateral Agreements" shall mean the Employment Agreement, the Agreements Not to Compete, the Escrow Agreement, the Intercompany Services Agreement and the Registration Rights Agreement.

                  "Contest" shall mean any administrative or judicial Tax audit, examination, proceeding or litigation involving any Tax Authority.

                  "Debt" shall mean without duplication (in each case whether such obligation is with full or limited recourse) (i) any and all obligations for borrowed money, (ii) obligations in respect of the deferred purchase price for any real or personal property or services, (iii) any and all obligations in respect of any capital lease, (iv) any and all contingent obligations under any guarantees of Debt of another Person, (v) all liabilities under any non-compete agreements, "change in control" agreements or consulting agreements, and (vi) any other items required to be reported as short-term or long-term debt on balance sheets in accordance with GAAP.

                  "Employees" shall mean all current employees, former employees and retired employees.

                  "Encumbrance" shall mean any interest of any Person, including, without limitation, any right to acquire, option, right of preemption, or any mortgage, lease, charge, pledge, lien, encumbrance, assignment, hypothecation, security interest, title retention, claim, covenant, condition, easement or any other security agreement or arrangement or any restriction of any kind or character.

                  "Environmental Laws" shall mean any law, statute, regulation, rule, order, consent, decree, or governmental requirement that relates to or otherwise imposes liability or standards of conduct concerning Hazardous Materials or discharges or releases of any Hazardous Materials into air, water or land, including (but not limited to) the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended; the Resource Conservation and Recovery Act of 1978, as amended; the Clean Water Act, the Clean Air Act, or any other similar U.S. or Mexican federal, state or local statutes.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  "Ex Gratia Arrangements" shall mean those practices of paying income in respect of retired or deceased Employees.

                  "Facilities" shall mean the real property having the following addresses:

                                  Praxis Monterrey City Office Address:
                                  Jose Benitez 2500-3er Piso
                                  Col. Obispado, Monterrey, N.L.
                                  Mexico, C.P.  64060

                                  P.A.P. Monterrey City Office Address:
                                  Ruiz Cortinez 33050-A
                                  Col. Mitras Centro
                                  Monterrey, N.L.  CP  64460

                                  Sixar Afinaciones, S.A. de C.V./
                                          Monterrey City Office Address:
                                  Av. Vasconcelos Pte 1517-A
                                  Col. Residencial San Francisco
                                  Garza Garcia, N.L. CP  67170

                                  Sixar Guadalajara, S.A. de C.V./
                                          Guadalajara City Office Address:
                                  Av. Avlla Camacho 3214
                                  Col. Conjunto Patrio
                                  Zapopan, Jallsco CP  45020

                                  Sixar Occidente, S.A. de C.V./
                                          Guadalajara City Office Address:
                                  Av. Vallarta 5271
                                  Col. Real Vallarta
                                  Zapopan, Jallsco CP  45020

                                  Premier Accesorios, S.A. de C.V./
                                          Mexico City Office Address:
                                  Av. Patriotismo 655
                                  San Juan Mixcoac
                                  Delegacion Benito Juarez
                                  Mexico, D.F. CP  03710

                                  Praxis and P.A.P. Mexico City Office Address:
                                  Av. Victoria 3809
                                  Col. Tres Estrellas
                                  Delegacion Gustavo A Madero
                                  Mexico, D.F.  CP  07820

                                  Praxis Afinaciones Puerto Rico Office Address:
                                  Palmar del Rio #350
                                  18 ave. Arbolote
                                  Guaynabo, PR  00969

                                  Sixar Afinaciones Puerto Rico Office Address:
                                  Av. De Diego #122
                                  Urb. La Rivera
                                  San Juan, PR  00921

and all of the buildings and other improvements thereon or thereto which is used currently by PFP and the other Praxis Companies in the operation of their businesses.

                  "Financial Statements" shall have the meaning set forth in
Section 3.8.

                                    "GAAP" shall mean  generally  accepted
accounting principles in effect in the United States as of the date hereof, without taking into account any subsequent changes.

                  "Governmental Authority" shall mean any government or state (or any subdivision thereof), whether domestic, foreign or multinational, or any agency, authority, bureau, commission, department or similar body or instrumentality thereof, or any governmental court or tribunal.

                  "Guarantees" shall mean any obligations, contingent or otherwise, of a Person in respect of any indebtedness, obligation or liability of another Person, including but not limited to direct or indirect guarantees, endorsements (except for collection or deposit in the ordinary course of business), notes co-made or discounted, recourse agreements, take-or-pay agreements, keep-well agreements, agreements to purchase or repurchase such indebtedness, obligation or liability or any security therefor or to provide funds for the payment or discharge thereof, agreements to maintain solvency, assets, level of income, or other financial condition, and agreements to make payment other than for value received.

                  "Hazardous Materials" shall mean (a) any "hazardous waste" as defined under Applicable Law including, with respect to the Puerto Rican Praxis Companies, the Resource Conservation and Recovery Act of 1976, as amended from time to time, and regulations promulgated thereunder; and (b) any "hazardous substance" as defined under Applicable Law including, with respect to the Puerto Rican Praxis Companies, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, and regulations promulgated thereunder; and (c) any "hazardous material" as defined under Applicable Law including, with respect to the Puerto Rican Praxis Companies, the Hazardous Materials Transportation Act, as amended from time to time, and regulations promulgated thereunder; and shall include without limitation, asbestos, PCBs, petroleum products, and urea-formaldehyde (in situations where considered hazardous or toxic).

                  "Income Taxes" shall mean any income, gross receipts, gains, net worth, surplus, franchise or withholding taxes (including interest, penalties or other additions to Tax) imposed by a Tax Authority.

                  "Indemnity Termination Date" shall mean the first anniversary of the Closing Date.

                  "Intellectual Property" shall have the meaning set forth in
Section 3.14.

                  "IRS" shall mean the Internal Revenue Service of the United States of America.

                  "Person" shall mean any individual, corporation, unincorporated association, business trust, estate, partnership, limited liability company, limited liability partnership, trust, government or any agency or political subdivision thereof, or any other entity.

                  "Retirement Plan" shall mean any plan, fund, program, policy or practice (other than an Ex Gratia Arrangement) which provides retirement income to an Employee or results in a deferral of income by such Employee for periods extending to or beyond the termination of the employment of such Employee by PFP and all of the other Praxis Companies, and pursuant to which PFP and any of the other Praxis Companies has paid benefits or contributed funds or has an obligation to pay benefits or contribute funds in respect of such Employees.

                  "Securities Act" shall mean the Securities Act of 1933, as amended from time to time, and any successor thereto.

                  "Tax Authority" shall mean a United States, Mexican or foreign federal, state, or local Governmental Authority having jurisdiction over the assessment, determination, collection or imposition of any Tax, as the context requires.

                  "Tax Indemnification Period" shall mean (i) with respect to any Taxes for any Pre-Closing Periods or the PFP Stockholders' Period portion of any Bridge Periods of the Praxis Companies (including PFP), and (ii) with respect to any Taxes imposed on the Praxis Companies (including PFP) as a result of being a member of an Affiliated Group, or being a party to any agreement or arrangement whereby liability of the Praxis Companies (including PFP) for payments of such amounts was determined or taken into account with reference to the liability of any other Person for any period prior to the Closing Date.

                  "Tax Returns" shall mean all returns (including information returns and amended returns), declarations, reports, claims for refunds, estimates and statements regarding Taxes, required to be filed under Applicable Laws.

                  "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including without limitation, all net income, gross income, gross receipts, sales, use, value added, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, windfall profit, alternative or add on minimum, excise, estimated, severance, stamp, occupation, property or other taxes, customs, duties, fees, assessments, or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any Tax Authority.

                  "U.S. Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended.

         Section 11.12 Construction. As used in this Agreement, any reference to the masculine, feminine or neuter gender shall include all genders, the plural shall include the singular, and the singular shall include the plural. With regard to each and every term and condition of this Agreement and any and all agreements and instruments contemplated hereby, the parties hereto understand and agree that the same have or has been mutually negotiated, prepared and drafted, and that if at any time the parties hereto desire or are required to interpret or construe any such term or condition or any agreement or instrument subject hereto, no consideration shall be given to the issue of which party hereto actually prepared, drafted or requested any term or condition of this Agreement or any agreement or instrument subject hereto. The Exhibits and Schedules to this Agreement constitute a substantive part of this Agreement and are hereby incorporated into this Agreement by this reference.

         Section 11.13 Counterparts. This Agreement may be executed in counterparts and multiple originals, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

         Section 11.14 Time of the Essence. Time is of the essence with respect to each and every term and provision of this Agreement.

         Section 11.15 PFP Representative. Each of the PFP Stockholders hereby appoints Juan Antonio Andrade as his exclusive agent and attorney-in-fact to act on his behalf with respect to any and all matters, claims, controversies or disputes arising out of the terms of this Agreement (the "PFP Representative"). Each of the PFP Stockholders further agree that the PFP Representative shall have the power to take any and all actions which the PFP Representative believes are necessary or appropriate or in the best interest of the PFP Stockholders for and on behalf of each of the PFP Stockholders, as fully as if each of the PFP Stockholders were acting on their own behalf, including, without limitation, asserting any claims for indemnification under this Agreement, defending all claims for indemnification or the exercise of set-off rights by the PAC Parties pursuant to this Agreement, consenting to, compromising and settling any and all claims, disputes or controversies arising hereunder, dealing with PAC and the Escrow Agent under the Escrow Agreement, conducting all negotiations with and otherwise dealing with the PAC Parties and engaging counsel, accountants and other representatives in connection with the foregoing matters. The PAC Parties shall have the right to rely upon any actions taken or omitted to be taken by the PFP's Representative as being the act or omission of each of the PFP Stockholders, without the need for any inquiry, and any such actions or omissions shall be binding upon each of the PFP Stockholders. The PFP Stockholders shall have the right to change the identity of the PFP's Representative upon the vote of the holders of a majority of the Percentages of Interest (as set forth on Schedule I to this Agreement), and shall deliver to the PAC Parties prompt written notice of any such change of identity.

         Section 11.16 PFP's Knowledge. Whenever a representation and warranty or other provision in this Agreement is qualified by the "knowledge of PFP" or "PFP's knowledge" or matters "known to" PFP, PFP's knowledge shall mean
(i) the actual knowledge of any of the officers or directors of PFP and any of the other Praxis Companies or any of the PFP Stockholders or any Seller Affiliate and (ii) the knowledge that any of the officers or directors of PFP and any of the other Praxis Companies or any of PFP Stockholders or any Seller Affiliate would have obtained had they made due and diligent inquiry with respect to the matter that is the subject of the representation and warranty or other provision in this Agreement.

         Section 11.17 Judgment Currency. If, for purposes of obtaining a judgment, it becomes necessary to convert any amount due in United States Dollars under this Agreement or any of the related agreements into another currency, then the conversion shall be made at the official rate of exchange available on the date on which the payment of the judgment is made.

         Section 11.18 Execution of Agreement as of Closing Date. In the event that the parties to this Agreement execute and deliver this Agreement as of the Closing Date, the provisions of this Agreement, which contain agreements to be performed by any party during the time period between the execution and delivery of this Agreement and the Closing Date or which purport to provide for the termination of this Agreement if the Closing Date does not occur prior to a specific date, shall be of no further force and effect.

         IN WITNESS WHEREOF, each of the parties hereto have executed this Agreement as of the day and year first above written.

WITNESS:                         PRECISION AUTO CARE, INC.


_______________________          By: ___________________________________________
                                    Name:  John F. Ripley
                                    Title: President and Chief
                                           Executive Officer


                                 PRECISION AUTO CARE MEXICO I, S.de R.L. de C.V.

                                 By:      Precision Auto Care, Inc., Member


_______________________          By: ___________________________________________
                                     Name:  John F. Ripley
                                     Title: General Manager


                                 PROMOTORA DE FRANQUICIAS PRAXIS,
                                 S.A. DE C.V.


_______________________          By: ___________________________________________
                                     Name:
                                     Title:


                                 DESARROLLO INTEGRADO, S.A. de C.V.


_______________________          By: ___________________________________________
                                     Name:
                                     Title:

                      [SIGNATURES CONTINUED ON NEXT PAGE]

_______________________              ___________________________________________
                                     C.P. Juan Antonio Andrade Rosado

_______________________              ___________________________________________
                                     Lic. Jaime Valdes Raig


          [All signatures to be notarized and, if executed in Mexico, consularized at the U.S. Consulate in Mexico]